TECHNICAL REPORT ON THE NEGLECTED MINE AND EXTENSIONS, GRANT COUNTY, NEW MEXICO

Allan P. Juhas

Consultant Economic Geologist

Denver, Colorado

June, 2013

I.  Summary:

This report conforms to Canadian NI 43-101 standards and concerns a highly prospective, early stage gold and copper exploration project located in Grant County, in southwestern New Mexico, USA.  It is a compilation and synthesis of available information, including independent mapping and characterization sampling carried out by the author in April, 2013.  The property is called the Neglected claim group and consists of 88 unpatented lode mineral claims on multi-use federal lands managed by the U.S forest Service.  The property (unpatented mineral claims) is owned by Soloro Gold (Soloro), a private Nevada Company, and covers approximately 1,800 acres (approximately 730 hectares).

The claims are situated in the Burro Mountains Mining District in mountainous semi-desert terrain at elevations between 6,200 and 7,400 feet (1,900 - 2,255 meters).  They are located on the north side of New Mexico state highway 90, straddling the continental divide, approximately halfway between the mining communities of Silver City and Lordsburg.   Access is excellent, although roads on the property are not maintained and so require high clearance four wheel drive vehicles.

The database consists of publicly available historical, geological, and analytical data augmented by additional geological and analytical information generated as the result of a seven-day working visit to the property by the writer, in April, 2013.

The southern Big Burro Mountains district has seen several waves of prospecting and small scale mining activities since the 1870s.  Native Americans recovered turquoise and other copper minerals at various places in the region for centuries, and by 1800 the Spaniards had substantial mining operations at Santa Rita, east of Silver City, and there is evidence of them having been active in the Big Burro Mountains as well.  Post Spanish colonial interest in the latter area began in 1871 with the rediscovery of turquoise deposits near Tyrone.  Following intensive prospecting, several mines were active in the district during the 1880s and 1890s before the 1893 silver crash.  Activities were resurrected during the First World War, for copper and fluorite, again for gold during the 1930’s depression, and once more for copper and fluorite, plus uranium, during the late 1940’s and into the early 1960’s.

More than ten historic gold, cold/copper and fluorspar prospects are known on the present claim group and the large open pit Tyrone porphyry copper mine is currently in operation by Freeport McMoRan Copper and Gold Inc., eight miles (13 kilometers) directly northeast of the Neglected Mine.  On the current property, high-grade gold ores were recovered from the Russell, Uncle Jimmy Thwaits, and the Wild Irishman #5 mines; copper and gold mineralization was mined and processed at the Neglected Mine; copper mineralization was exploited at the Sprouse and Roadside mines; and fluorite was recovered at the Moneymaker Mine.   The Neglected Mine is the largest historic operation on the property, with most of the mining being prior to 1930, followed by a small vat leaching (cement copper) operation in the 1950s, with renewed underground exploration (drifting and sampling) in 1963.  There has been no significant exploration activity in the district since the early 1960s.  The various prospects have been owned by a variety of individuals and companies over the years, and now is the first time that they have been consolidated under a common ownership.

The Big Burro Mountains are a Late Cretaceous or Early Tertiary (Laramide) uplift block about 45 miles (72 kilometers) long and up to 15 miles (24 kilometers) wide, oriented in a northwesterly direction.  It belongs to the Mexican Highland portion of the North American Basin and Range Physiographic Province.   The geology consists of a Precambrian basement locally overlain by Cretaceous marine sedimentary rocks and intruded by Laramide age (Late Cretaceous to Early Tertiary) intrusives, all overlain by younger Tertiary volcanic rocks and various associated sedimentary rocks.  The basement rocks include an early series of high-grade gneisses and some mafic intrusive rocks all intruded by a multiphase granite batholith.  These Precambrian rocks are cut by generally east-west trending swarms of diabase, dolerite, diorite, dacite and lamprophyre dikes, followed by an episode of rhyolite dike swarms and related lenticular plugs.  Following this is an episode of holocrystalline intrusives of quartz monzonite composition, one of  which hosts the Tyrone orebody.  Units of the various intrusive events occupy the same fault systems in some places, forming composite dikes.   Small pegmatite dikes and some of the mafic dikes are possibly of Precambrian age, but most mafic dikes appear to belong to the same structural regime of the younger, albeit pre-Tyrone felsic intrusives. To the north, the Big Burro uplift is overlain by Tertiary volcanic rocks and derived sedimentary rocks, whereas on the other three sides, it is bordered by Tertiary to Recent basin-fill deposits comprised of sedimentary rocks and alluvium of continental derivation.

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Several styles of structurally controlled mineralization are present on the property and can be related to at least two different post-batholith igneous events during the geological history of the district.  The nature and tenor of the mineralization has been substantially modified by supergene processes (weathering and commensurate enrichment or dispersal).  Important mineral deposits in the Burro Mountains Mining District include the following genetic types:

·

“Porphyry copper deposits”, including supergene enriched copper,

·

Low sulphidation epigenetic “quartz-sulfide gold ± copper”veins, and

·

Secondary “oxide copper”mineralization, likely of exotic origin.

The geology of the Neglected property is not conducive to porphyry copper scale mineralization, but opportunities exist on the property with respect to the other two types.  Low sulphidation quartz-sulfide gold ± copper deposits are intrusive–related and tend to form at deeper crustal levels than classical epithermal deposits.  Exotic deposits are formed near the surface by precipitation of copper oxides, carbonates, and hydrous silicates from solutions derived from the weathering of nearby hypogene copper deposits.

The  mineralization on Soloro’s property is associated with a cymoidal vein/fault structure at least five miles (eight kilometers) long, within which there are two major styles of mineralization that can be separated in time and space into an earlier southwestern half and a later northeastern half.  The southwestern part of the structure is approximately 2.5 miles (4 kilometers) long, and incorporates the east-west-trending Barnett, Wild Irishman, Neglected and Moneymaker prospects, before bending to the northeast where another four kilometer long section encompasses the Roadside and Sprouse prospects, before passing off the property through the Copeland prospect and along the southeast side of the Tyrone Mine. Several related, albeit smaller prospects occur near the major structure described above.  The cymoid structure is a basin and range tectonic feature, younger than the hypogene mineralization in the district, but which in places incorporates resurgent activity on older fault/vein structures.

The southwestern mineralized feature is comprised of a multi-stage quartz vein with massive to breccia to anastomosing network structure and is a few feet to as much as 30 feet (nine meters) wide.  The quartz veins are penecontemporaneous with vertical to steeply south-dipping composite mafic to felsic dikes.  The vein system pinches and swells with the widest and most silicified lenses occupying resistant ridges as much as 200 feet (60 meters) higher than the flat terrain to the south. Mineralization in the resistant quartz veins is expressed by bands, networks, and pervasive impregnations of fine specular hematite, and by minor networks, fracture-controlled films, pods and dusty impregnations of limonite and neotocite and/or manganese oxides.  (Neotocite is a hydrous iron-manganese silicate mineral of indefinite composition which may contain substantial amounts of copper.)  Samples from deeper in the system contain gold associated with pods and disseminations of chalcopyrite, chalcocite, and covellite, plus some pyrite, galena, and unidentified grey sulfosalt minerals.  The early stage quartz-hematite mineralization has proven to be barren of important base or precious minerals.  The quartz-sulfide mineralization becomes more prominent with depth, with more than a percent each of copper and lead and as much as five grams of gold and more than 150 grams of silver being found in one dump sample from the deepest workings.  Important fluorite deposits were mined along strike of the Neglected Mine, to the east, at the Moneymaker Mine, and likely represent a high-level manifestation of the deeper gold-copper mineralization.

The general geology of the northeast half of the property is similar to that of the western half, but the mineralization differs in its structural setting, and in being relatively enriched in a younger stage of relatively copper-rich minerals.  The fault structure that controls mineralization in the northeast part of the property is as much as ten feet (three meters) wide and clearly cuts across Precambrian and/or Laramide composite dike swarms at the Roadside, Sprouse, and Copeland prospects, as well as across the Tyrone quartz monzonite laccolith where these types of dikes are absent.  The mineralization at all three prospects is composed of films of secondary neotocite and subordinate copper carbonates (malachite and azurite).  The mineralization is interpreted as “oxide copper”mineralization of exotic origin, likely related in time, if not space, with the development of the Eocene and Late Tertiary supergene enriched and exotic copper orebodies at Tyrone.

The Neglected property is considered an early stage exploration project, and there is insufficient data available to assign any class of reserves or resources to mineralization on the property.

Solorois seeking funding for a preliminary exploration program focused on the lode gold and copper potential of the property.  The program is expected to cost approximately $1,030,000 over less than a two-year period, and will entail line cutting, continued geological mapping and sampling, new geochemical surveys, IP geophysical surveys, followed by mapping and sampling of trenches and pits, and a preliminary diamond drill program.  A second follow-up drilling phase is anticipated, but is not included in the above budget estimate.

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II. Introduction:

A.  General Remarks:

This report summarizes historical data as well as the results of a preliminary mapping and sampling program recently carried out by the writer on the Neglected gold-copper property of Soloro Gold in southwestern New Mexico, USA.  The report is written to the format, topics, and standards of a Canadian NI 43-101 technical report, with the expectation that the report will also meet the needs of USA authorities under SEC Industry Guide 7 reporting requirements.  This report is intended to facilitate scientific, technical and economic aspects of project planning, including attracting venture partners and/or fund-raising.  It has been written to be meaningful to four separate audiences:

·

Senior corporate management, including engineers, financial and business professionals,

·

As a “blueprint”for those involved with on-going exploration of the property,

·

For American and Canadian and regulators with a need to know, and

·

As background for knowledgeable and sophisticated investors who nevertheless may not have a strong technical background.

SoloroGold is a privately held mineral exploration and development company with a focus on gold.  It is incorporated in the state of Nevada, USA.  The company’s strategy is to acquire the rights to exceptional, unexploited gold properties that have a defined resource in place, or which have the potential to quickly add value by defining such a resource.  The company currently has four properties in New Mexico, Nevada, and Colorado that were vended into the company by a predecessor holding company, Nevada Gold Corp.  This report concerns one of the New Mexico properties known as the Neglected claim group, named after a historic mine on the property of the same name.

The Neglected property is an early stage exploration project that does not possess reserves or resources of any class acceptable to Canadian or USA authorities.  Normally a project at this stage would be written to the shortened table of contents (19 major topics) as per the form 43-101F1 guidelines of June, 2011.  However, insofar as trenching and drilling are being recommended for the first stage exploration program, this report will comment on all 27 required topics, although this project clearly is not an “advanced property”.

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B.  Terms of Reference and Author’s Involvement:

1.  Terms of Reference:

In March this year (2013) the writer was commissioned by Soloro Gold to write a comprehensive technical report on the Neglected claim group, including recommendation of an optimal exploration program, with a commensurate budget estimate. Consequently, this report has been written to the standards of Canadian National Instrument 43-101 utilizing publicly available information as well as geological and analytical information generated as a consequence of the author’s recent extended visit to the property.   (There is no private technical information available at this time.)

2.  Author’s Involvement and Approach Taken:

The author spent seven days, April 12 through 18, on the property making geological observations and collecting samples to characterize accessible mineralization.  Prior to the visit, three days were spent in compiling technical information from the USGS library in Denver and from the author’s own library.  Subsequently, approximately three weeks of office time was spent in assembling the data and in the preparation of tables, maps and various illustrations for this report.  An additional four weeks was spent in synthesizing the data and in writing this report. Not counted in the above are 4 days spent in travel to and from the property.

The publicly available descriptions of the geology of mineral prospects on the Neglected property are limited and are somewhat dated especially insofar as the exploration profession’s understanding of processes involved in the genesis of valuable mineral concentrations has made substantial progress over the more than 60 years since Gillerman did his field work in the district (1959-1961).  Accordingly, the author’s approach was to visit all known mineral prospects on the property and to make independent observations of the rock types and styles of mineralization visible at each prospect.  Samples of potentially interesting mineralization and hydrothermal alteration were collected at the same time for subsequent analyses at a certified laboratory.  Roads and hiking traverses to, from, and between prospects were generally mapped at the same time.   GPS coordinates and field notes are available for 143 outcrop stations examined by the writer on his visit.  The author’s observations, coupled with the historical data, and the new geochemical analyses became the basis for the various interpretations outlined in future sections of this report.

3.  Involvement of Others:

Analyses of samples collected on the property by the author were made by Skyline Laboratories, Inc., (Skyline) in Tucson, Arizona.  Skyline is a well-regarded independent commercial laboratory with ISO/IEC 17025:2005 certification.

Mike Asplund, consulting geological draftsman, prepared and updated various maps and figures provided by the author.  He also organized the photographic illustrations contained herein, and helped the author stitch together the digital version of this report.

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C.  Data Base:

The most detailed information on the property consists of a 1964 report (Bulletin 83) by the New Mexico Bureau of Mines and Mineral Resources (NMBMMR) by Elliot Gillerman, entitled “Mineral Deposits of Western

Grant County, New Mexico”.  Also, a paper on the Tyrone porphyry copper deposit by Joseph Kolessar, 1982, was particularly helpful in understanding the sequencing of intrusive events, and in deciphering the structural relationships that controlled mineralization in the region.  Additional information is available in other NMBMMR publications, as mentioned where applicable in other sections of this report, including the List of References.  The List of References contains numerous other references that the author has consulted in formulating his interpretations and conclusions regarding the property geology and the genesis of the contained mineral deposits.   The locations of most of the larger historic prospects are well shown on the Burro Mountains 7.5 degree topographic quadrangle, 1999 revision, published by the USGS (United States Geological Survey).

Unfortunately, there are no original industry reports or data available about the property, other than those synthesized in the NMBMMR bulletins, and in earlier technical reports published by the USGS.

D.  Definitions and Conversion Factors:

The following information is for readers who do not have a background in mining or geology.  Some terms unique to the mining industry are defined below, and the factors for converting American English units to metric equivalents are also laid out.  Note that units are generally converted from American English units to metric equivalents throughout this report, but that the author has not hued to extreme mathematical precision so as to not bore the reader with unneeded accuracy; i.e., it is deemed sufficient to say in most places that three feet is close to a meter, or 1800 acres is approximately 730 hectares.

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1 meter = 3.281 feet

1 mile = 1.61 kilometers

1 hectare = 2.471 acres

1 troy ounce = 31.1035 grams

1 ounce per short ton = 34.2857 grams per tonne (metric ton)

1 gram per tonne (metric ton) is the same as 1 part per million

Adit: A near-horizontal tunnel that follows a vein or controlling structure.

Aphanitic: A texture wherein the grains are too fine to be discerned with a hand lens.

Batholith: An igneous intrusion the area of which is greater than 40 square miles (>100 km²).

Crosscut: A near horizontal tunnel usually perpendicular to the strike of a bed or vein.

Dike: A long, narrow, generally steeply dipping igneous intrusion.

Felsic: Composed of light-colored minerals, mainly feldspars and quartz.

Grain sizes: mineral aggregates made up of particles less than a millimeter in diameter are fine grained, those between one and 5 millimeters are medium grained, those above 5 millimeters are coarse grained, and those above a centimeter are very coarse grained.

Mafic: Composed of dark-colored minerals rich in iron and magnesium.

Muck: This is the waste material that has been hauled out of a mine in  order to gain access to the ore.

Pit: A relatively shallow open-air excavation.

Plug: A vertical igneous intrusion less than 1 square mile (<2.4 km²) in area.

Portal: The entrance to a tunnel opening into the side of a hill or mountain.

Shaft: A deep, vertical or inclined opening leading to underground     workings.  The depth is much greater than the diameter.

Stock: An igneous intrusion the area of which is less than 40   square miles (>100 km²).

Structural attitude of a planar geological feature: This has two components, the strike being the direction in degrees azimuth of the horizontal component, with the dip being the angle between 0 and 90 degrees from the horizontal, measured perpendicular to the strike.

Trench: A long, narrow open-air excavation.

Winze: A shaft sunk from an interior tunnel or mine level; i.e., it is not directly open to the sky.

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III. Reliance on other Experts:

There are no previous comprehensive technical studies available for the Neglected property, and except for publicly available information, including historical descriptions of mineral deposits on the subject property in state and federal government publications, and a property map provided by the company that staked and registered the Neglected claim group in 2012, the writer has not relied on any other persons or other information sources in the preparation of this report.  (Two of the figures and maps used to illustrate this report are taken from Gillerman, 1964.)  All other information herein, except for analytical data generated by Skyline Laboratories Inc., and historical information regarding the shapes, extents and production of the various old mines, comes from the author’s own field observations, including mapping of outcrops.

The author has not undertaken independent due diligence studies with regard to the following matters as they are outside his competency, and his general terms of reference:

·

Property ownership,

·

Encumbrances or other legacy issues,

·

Environmental and archeological factors,

·

Permitting issues,

·

Social or community impact issues, or

·

Mineral quality or metallurgical and/or mineral beneficiation characteristics.

IV. Property Description and Location:

A.  Property:

SoloroGold’s Neglected claim group consists of eighty-eight unpatented mining claims in good standing in the Burro Mountains mining district, in Grant County, in southwestern New Mexico.  The claims are marked by posts and weather resistant forms (in plastic containers) in the field and were recorded with the county as Neglected #1 through Neglected #88.  The New Mexico state office of the federal Bureau of Land Management (BLM) has designated them as NMMC (New Mexico Mining Claim) # 194184 through NMMC # 194199, and NMMC # 194514 through NMMC # 194585. The claims are nominally 20.66 acres each (8.361 hectares) and none are by law allowed to exceed this, giving a total size for the claim group of 1,818 acres (736 hectares).  Figure 1 is a map of the Neglected claim group.  More complete details about the various claims are shown in Appendix I.

Current federal regulations imply that unpatented mineral claims may be held in perpetuity by the claimant subject to payment of annual claim

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737000E
73800E
739000E
740000E
741000E
742000E
743000E
744000E
745000E
3607000N
3606000N
3605000N
3604000N
3603000N
3602000N
R 16 W
R 15 W
T 20 S
Neglected Claim Group
NORTH
0
1000 meters
0
4000 feet
NEW MEXICO
Albuquerque
Roswell
Neglected Project
El Paso
Ciudad Juarez
100 miles
200 km
Whitetail

Figure 1: Property map of Neglected claim group, Burro Mountains Mining District, Grant County, New Mexico. Burro Peak 7 1/2' quadrangle.

May 2013

7

maintenancefees to the BLM office in Santa Fe, before September 1, each year.  Mining claim maintenance fees are readjusted from time to time, and currently cost $140.00 per claim, for an annual total of $12,320.00 for the present claim group.  Apparently neither the state nor the county levies an annual charge for mineral claims although an owner may record an “intent to hold”document about the claim group for a charge of $30.00 at the office of the Grant County Clerk.

Operating mining companies are taxed by the state and federal governments at normal corporate tax rates, and there are no royalties or special taxes on locatable mineral properties.

Permits must be obtained from regulatory authorities for any exploration or mining activities that disturb the land, and once the necessity for these works are completed the terrain must be rehabilitated as close as possible to its original state.  All work is expected to be done to the best standards of international practice with respect to the environment.  Nevertheless, mining is important to the economy of southwestern New Mexico and there is expected to be little opposition to mining activities that are done well.

The Neglected claims were originally staked for Mr. Ken Hodgson of Tucumcari, New Mexico between October 20, 2012 and December 2, 2012, by a professional surveying firm, E. Schaaf and Associates, of Delta, Colorado.  Mr. Hodgson subsequently vended title to the claims to Nevada Gold Corporation which subsequently changed its name to Soloro Gold.

 B.  Location:

The Neglected claims are situated in the southern part of the Big Burro Mountains in Grant County, southwestern New Mexico, as shown in Figure 2.  They are located less than a mile to approximately two and a half miles (one to four kilometers) north of New Mexico state highway 90, approximately halfway between the mining communities of Silver City, the county seat, and Lordsburg.  The Neglected Mine site is approximately eight miles (13 kilometers) southeast of the Tyrone open pit copper mine.  More specifically, the claims are in sections 8, 17, 18, 19, 20, and 30 of Township 20 South, Range 15 West, and extend into sections 23, 24, 25, and 26 of Township 20 South, Range 16 West.  The Neglected mine is at latitude 32° 32´ 42? and longitude 108° 26´ 31?, with the corresponding UTM coordinates being Zone 12 074230E and 3603540N, NAD 27 (North American Datum, 1927).

Magnetic north on the Burro Peak 7.5´ topographic map (1999 revision) is 11° east of true north.

Note that older reports refer to the Neglected property as being in the Big Burro Mountains Mining District, and in the Southwestern and Central Burro Mountains Mining District.  However, recent NMBMMR publications place the property in the Burro Mountains Dining District.  It appears that the original disparate mining districts in the Little Burro Mountains and Big Burro Mountains have been combined to better accommodate the Tyrone mining operation.

V. Accessibility, Climate, Local Resources, Infrastructure and Physiography:

A.  Access:

Access to the property is excellent (see Figure 3-B), although roads on the property are not maintained and so require high clearance four wheel drive vehicles.  By road (state highway #90), the property is 25 miles (40 kilometers) southwest of Silver City, and 23 miles (37 kilometers) northeast of Lordsburg.  Silver City is the larger town and offers more amenities and services than does Lordsburg.  Neither town has commercial air service, the nearest cities with such being El Paso Texas, or Tucson, Arizona.  Access from both involves a three hour trip (approximately 160 miles or 260 kilometers) by vehicle to Lordsburg on interstate highway #80, and thence via highway 90 to the property.

It is expected that the use of a fat-tire all terrain vehicle (ATV) will be beneficial in optimizing accessibility, and in reducing operational impacts on the environment while conducting exploration work on the property.

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Neglected Project
Lordsburg Project
NEW MEXICO
Farmington
Santa Fe
Albuquerque
Rio Rancho
Las Cruces
Ciudad Juárez
Roswell
Carlsbad
Hobbs
Clovis
Alamogordo
Lordsburg
Deming
Silver City
Socorro
NORTH
0
100 miles
0
200 km

Figure 2: Location map of Soloro Gold's New Mexico mineral properties.

May 2013

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B.  Climate and Vegetation:

Southwestern New Mexico is normally considered to be a hot arid desert.  However, climate and vegetation in the region are also strongly controlled by altitude and slope severity.  Elevations in the southern Big Burro Mountains range between 6,000 and 8,000 feet (approximately 1,830 to 2,440 meters), and the property itself occurs between 6,200 and 7,400 feet (approximately 1,900 to 2,250 meters).  Accordingly, temperatures are more modest, rainfall and snow more abundant and vegetation more lush and abundant than in the surrounding desert plains.  Climate in the project area is classified as continental semi-arid.  Daily temperatures at nearby Tyrone and Silver City average 72° F in the summer months and 36° F in the winter (23° C to 2° C).  Annual precipitation averages about 16 inches (41 cm), with most arriving with thunderstorms in June, July and August.

The normal vegetation (Figure 3) in most places is a mixture of pinion, greasewood, cats-claw, sagebrush, plus Spanish sword plants, and cholla and prickly pear cacti.  Lower, flatter areas contain large mesquite and some cottonwood trees (near water courses) surrounded by bear and other grasses and yucca plants, whereas, at higher elevations one encounters ponderosa pine with various non-prickly shrubs and bushes in the undergrowth.

No wildlife was seen other than a few jackrabbits, various birds, and some small lizards.

C.  Local Resources:

The local economy is based on cattle ranching and mining.  There are no villages or useful infrastructure at the project area other than the nearby paved state highway # 90.  All streams are intermittent and water for exploration purposes will need to be trucked in and wells would be needed to support any mining operations that might ensue. There are no timber resources on the property, but timber should be available from sawmills farther to the north of Silver City.

There are some small villages between the project and Silver City, but these serve only as bedroom communities for workers at the Tyrone mine, and retirees.

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A
B

Figure 3: Terrain and vegetation of Neglected project.

A. View of the Neglected Mine and western extensions, looking northwest.

B. From mine, looking south over flats. Highway 90 crosses upper middle of image.

May 2013

11

Hotels, restaurants and field supplies are available in Lordsburg and Silver City, although selections are much better in Silver City.

Miners and semi-skilled labor are available in both Silver City and Lordsburg, although Silver City is expected to have more skilled personnel.

D.  Infrastructure:

There is little useful infrastructure in the immediate area.  Personnel and travel-related services were discussed in the last section.  Power for exploration purposes will be premised on portable diesel fueled equipment, but for any fixed mining facilities electricity would have to be brought in from the nearest transmission lines at Tyrone, or from Lordsburg.  Lordsburg also offers the services of an intercontinental railway system and a first class four-lane interstate highway.  Silver City offers better commercial facilities including parts and better service opportunities for heavy mining equipment.  Tucson and Phoenix, in Arizona, serve as equipment and parts depots for heavy mining equipment providers, and probably offer better servicing facilities.

There are two smelters in Arizona that will accept the types of ores that might in time be produced on the Neglected property.  One is ASARCO’s Hayden smelter near its Ray Mine, about 70 miles (113 kilometers) northeast of Tucson.  The other is Freeport McMoRan’s smelter at Miami, 90 miles (145 kilometers) east of Phoenix.  Both will accept and give credit for gold-bearing copper concentrates, or for siliceous copper-gold flux ores.

E.  Physiography:

The Big Burro Mountains are a Laramide (Late Cretaceous through Early Tertiary) uplift block about 45 miles (72 kilometers) long and up to 15 miles (24 kilometers) wide, oriented in a northwesterly direction.  The area is near the convergence of three major physiographic provinces---the Rocky Mountains, the Colorado Plateau, and the Basin and Range.  It has some characteristics of each, but in the main it belongs to the Mexican Highland portion of the North American Basin and Range Physiographic Province. The continental divide passes through Soloro’s property and through the peaks of the Big Burro and Little Burro Mountains.  The terrain is comprised of rolling hills to relatively rugged peaks.  As mentioned before, elevations in the southern Big Burro Mountains range between 6,000 and 8,000 feet (approximately 1,830 to 2,440 meters),  but local relief is much less, generally being in the range of 200 to 500 feet (approximately 60 to 150 meters).

The Burro Mountains have been shaped by a long history of differential erosion.  The largely granite composition gives rise to large rounded hills and outcrops.  Northeasterly, northwesterly and some northerly trending drainages generally reflect major faults.  Many ridges, mountainous spines, and some resistant rounded hills are cored and held up by dikes and small plugs of rhyolite, and/or in some places, by large quartz veins.  Areas of lowest relief are commonly underlain by mafic plugs and/or dikes.

Inspection of the Burro Peak 1:24,000 scale 7.5 degree topographic quadrangle shows that there are two major scarps on the south side of Big Burro Mountain, about 1,000 feet (300 meters) apart.  (See Figures 1, and 3.)  They both have an east-west trend in the southwest part of the property but then both apparently swing north and merge to follow a canyon that is part of a district scale structure called the Sprouse-Copeland fault.  This has important ore genesis and exploration implications that will be discussed under the section of geology and mineralization.

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VI. History:

The history of mining in the Big Burro Mountains is dominated by the Tyrone porphyry copper ore body, although several smaller deposits of copper, gold, fluorspar, uranium and other commodities were exploited as well.  The southern Big Burro Mountains district has seen several waves of prospecting and small scale mining activities since the 1870s.  Native Americans recovered turquoise and other copper minerals at various places in the region for centuries, and by 1800 the Spaniards had substantial mining operations at Santa Rita, east of Silver City, and there is evidence of them having been active in Big Burro Mountains as well.  Post-Spanish colonial interest in the latter area began in 1871 with the rediscovery of turquoise deposits near Tyrone.  The Tyrone Mine is situated only eight miles (13 kilometers) northeast of the Neglected Mine, so its history is worth iterating here.  The first open pit operation, with concentration and refining on site at Tyrone was by Phelps Dodge Corporation from 1909 through 1921, with another such operation taking place between 1967 and 1992.  The SX/EW (solvent extraction/electro-winning) process was introduced to the project in 1984 to recover secondary copper mineralization (mainly chalcocite and chrysocolla), and such production continues to this day at the nominal rate of 100,000,000 pounds of pure copper per year.  Phelps Dodge was taken- over by Freeport McMoRan Copper Gold Corporation in 2008.

Regarding the smaller mines, following intensive prospecting after 1871, several mines were active in the district during the 1880’s and 1890’s before the 1893 silver crash.  Activities were resurrected during the First World War, for copper and fluorite, again for gold during the 1930s depression, and once more for copper and fluorite, plus uranium, during the 1940s and 1950s.   Fifteen historic gold, gold/copper and fluorspar prospects are known on and near the Neglected claim group, as shown in Figure 4.  Copper and gold mineralization was mined and processed at the Neglected Mine, high grade gold ores were recovered from the Russell, Uncle Jimmy Thwaits, and the Wild Irishman #5 Mines, copper mineralization was exploited at the Sprouse Mine, and fluorite was recovered at the Moneymaker Mine.   The Neglected Mine is the largest historic operation on the property, with most of the mining being prior to 1930, followed by a small vat leaching (cement copper) operation in the 1950s, with renewed underground exploration (drifting and sampling) in 1963.  There has been no significant exploration activity in the district since the early 1960s.   Figures 5, 6, and 7 are maps and images pertinent to the Neglected Mine, and Figures 8 and 9 are current images of other prospects on the Neglected claim group controlled by Soloro.

The various prospects have been owned by a variety of individuals and companies over the years, and now is the first time that they have been consolidated under a common ownership.

Most of the old underground workings on the property are no longer accessible.  The smaller mines have suffered natural caving and collapse whereas the two largest mines on the property, the Neglected Mine, and the Moneymaker Mine, have largely been bulldozed over and filled in for public safety reasons.

All exploration and development/production work on the property has been to relatively shallow depths, with the deepest being 150 feet below surface at the eastern shaft  on the Neglected Mine site.

Descriptions of historic workings and their geology and mineralization will be discussed in the next chapter of this report.

13

NORTH
0
1 km.
0
1 mi.
R 16 W
R 15 W
T 20 S
10
11
12
7
8
9
15
14
13
18
17
16
22
23
24
19
20
21
27
26
25
30
29
28
Copeland
Sprouse
Roadside Quarry
Hop Williams
Neglected
Claim Group
Wes Williams
Shaft
Moneymaker
Neglected
Wild Irishman
Barnett
#5
Uncle
Jimmy Thwaits
Russel Gold
Trench
90

Figure 4: Historic mines and prospects on and near the Neglected claim group.

May 2013

14

Section B-B'
B
B'
West Shaft
Silicified Zone
12' Drift West
Granite
0
50 m.
200 ft.
Section Corner
29 | 19
25 | 30
NORTH
Rhyolite
70
Old Shaft
A
A'
New Shaft
Silicified Zone & Vein
Granite
West Shaft
70
Surface Map
Section A-A'
Rhyolite
Silicified Zone & Vein
Sulphides
?
West Shaft
Old Shaft
New Shaft
Adit
Adit Level
150' Level
Longitudinal Section
150 Level
Sulphides
Silicified Zone

Figure 5: Geologic sketch map and sections, Neglected Mine, after Gillerman 1964.

May 2013

15

A
Adit
Shaft
Leach Tanks
B
C

Figure 6: Neglected Mine historic workings.

A. Workings and Vein system.

B. Adit in vein cliff face.

C. Main shaft, looking east, now filled in.

May 2013

16

A

B

Figure 7: Ruins of 1950's copper vat leach plant.

A. Inclined leach pad.

B. Scrap iron and "tin cans" for cement copper precipitation.

May 2013

17

A
B
C

Figure 8: Historic prospects.

A. Looking north, Moneymaker Mine, now rehabilitated with the old workings destroyed.

B. Adit and dump of the Uncle Jimmy Thwaits prospect.

C. Caved adit of the Hop Williams mine.

May 2013

18

Figure 9: Prospects in the northeastern sector of the property.

A. Caved adit, Hop Williams Mine, exposes composite dike system comprised of diabase and lamprophyre, (center) and rhyolite (left side), cutting Precambrian granite.

B. Roadside quarry where the felsic dikes are truncated by a mineralized fault system.

C. Collar of the Sprouse Mine shaft.

May 2013

19

VII. Geological Setting and Mineralization:

The general geology described below comes mainly from publicly available sources with some updates to reflect observations made on the Neglected property by the writer.  Following that, the individual prospects are discussed in as much detail as is available or seems warranted in order to tie-in with the historical milieu discussed in a previous section, and because the writer’s geological observations are more focused on the Neglected property than those available from previous writers, and it is this data that is being used on which to base subsequent sections involving the descriptions and interpretations of lithologies, structure, and mineralization.

The economic geology of the region is dominated by the Tyrone porphyry copper deposit, but, in general, the geology and mineralization in the project area is most similar to that of the White Signal area, to the immediate east.  In a broader sense, the region is part of the circum-Pacific “Ring of Fire”with the important geology and mineralization being a consequence of the Laramide orogeny of Late Cretaceous through Miocene age.

A.  General Geology and Setting:

The general geology of the Burro Mountains Mining District, including the White Signal area, is shown in Figure 10, and structural features are sorted out in Table I, page 54.  The geology of the southern Big Burro Mountains consists of a Precambrian (Proterozoic) basement locally overlain by Cretaceous marine sedimentary rocks, all intruded by a variety of Laramide age (Late Cretaceous to Early Tertiary) hypabyssal intrusives, all in turn overlain by younger Tertiary volcanic rocks and various associated sedimentary rocks.  The basement rocks include an early series of high-grade gneisses and some mafic intrusive rocks all intruded by a multiphase granite batholith.  These Precambrian rocks are cut by generally east-west trending swarms of diabase, dolerite, diorite, dacite and lamprophyre dikes, followed by an episode of aphanitic to porphyritic rhyolite dike swarms and lenticular plugs.  Following this is an episode of holocrystalline intrusives of quartz monzonite composition, one of which hosts the Tyrone orebody.  Units of the three Phanerozoic (post-Precambrian) intrusive stages occupy the same fault systems in some places, forming composite dikes.   Small pegmatite dikes and some of the mafic dikes are likely of Precambrian age, but most mafic dikes appear to belong to the same structural regime of the younger, albeit pre-Tyrone felsic intrusives. To the north, the Big Burro uplift is overlain by Tertiary volcanic rocks and derived sedimentary rocks whereas on the other

20

LEGEND
Quarternary alluvium
Gila conglomerate: basin-fill continental sedimentary rocks, minor volcanic layers
Datil Fm.: rhyolitic volcanic rocks
Rhyolite and andesite flows
Tyrone quartz monzonite stock (laccolith)
Rhyolite intrusive rocks
Burro Mountain batholith: undifferentiated Precambrian intrusive rocks, mainly granite but including some diorite and diabase dikes
Mineralized Wild Irishman-Neglected-Sprouse fault/dike/vein system
Faults: known, assumed
Tyrone Mine Area
Neglected Claim Group
NORTH
90
TKqm
Pєbm
TKri
QTg
Tra
Td
0 1 2 3 4 km.
0 1 2 3 mi.

Figure 10: Regional geology encompassing the principal mining districts of the southern Burro Mountains, Grant County, New Mexico.

May 2013

21

threesides, it is bordered by Tertiary to Recent basin-fill deposits comprised of sedimentary rocks and alluvium of continental derivation.

Mineralization in the Burro Mountains district is structurally controlled and the different styles of mineralization are related in time and space to the emplacement of a variety of igneous rocks.  In the Late Tertiary Period, the region was further up-lifted and tilted and some existing mineral deposits were modified by weathering processes, and some “exotic”(transported)  mineral deposits formed at this time.

B.  Neglected Property Mineral Prospects:

The Neglected Mine is described first since it is the largest and most important past producer on the property and because it is expected to be the main focus of Soloro’s new exploration program on the property, at least initially.  The other deposits are described in order of their locations, starting at the southwest, and going to the northeast.  Historical information is from Gillerman, 1964, unless noted otherwise.  Gillerman’s descriptions are particularly important because the private data and conversations with owners that he had are otherwise lost to posterity, and many surface and underground workings are no longer accessible due to remediation in the name of the environment and public safety.   Prospect locations are shown in Figure 4, and sample details and copper and gold analytical results are shown in Table II, page 64.  The analytical results for all of the elements analyzed are provided in Appendix II.

1.  Neglected Mine:

Historically, the Neglected Mine is the most important prospect on Soloro’s property.  It was mined for copper and gold prior to 1900, and has been intermittently active since then, mainly before 1930.  Gillerman’s description of the Neglected Mine is quoted below (except for metric measurement equivalents that have been added), and pertinent maps and cross sections were shown in Figure 5:

“The deposit is explored by three shafts, an adit, and numerous pits (pl. 6).  The Main or New shaft is vertical and 150 feet (46 meters) deep.  A110-foot (34 meter) crosscut runs north from the bottom of the shaft, and a drift goes 215 feet (66 meters) west from near the end of the crosscut.  The Old shaft is 80 feet (24 meters) north of the Main shaft.  It is sunk on the footwall of the vein and is inclined 70 degrees to the south.  It goes downward 60 feet (18 meters).  A 14-foot (4 meters) crosscut is driven southward from the bottom of the shaft.  The third shaft, called the West, is 400 feet (122 meters) west of the main shaft.  It is on the hanging wall, is inclined about 70° S, and is sunk 40 feet (12 meters).  From the bottom, a 24-foot (7 meters) long crosscut extends north to the footwall.  About midway along the crosscut is a 10-foot (3 meter) deep winze, with a drift also at this point driven 12 feet (4 meters) west.  The adit is cut westward 314 (96 meters) feet along the zone from a point 280 (85 meters) feet east and 84 (26 meters) feet below the Old shaft collar”.

One diamond drill hole was drilled beneath the western shaft in 1949.  The mine was dewatered by lessees in 1959, for a copper-leaching operation.  In 1963, the property owners at the time, again dewatered and sampled the underground workings. Technical and production results from these past endeavors are unknown.  There is no evidence of any work since the early 1960s, aside from the filling in and obliteration of most of the old workings.  Images of historic workings as they exist now are shown in Figure 6.  The old vat leach structures are shown in Figure 7.  The only underground access remaining is the crosscut at the bottom of the West shaft which has been opened up by a large trench.  The crosscut measures 30 feet (9 meters) long at an azimuth of 345 degrees, a newer drift at the same level is 23 feet (seven meters) long with a bearing of 265 degrees.  The winze is filled except for the upper six feet (0.6 meters).    Six chip samples, each 5 feet long were collected from the crosscut, in order, from south to north JN-064 through JN-069.  JN-062 and JN-070 were collected from footwall pits at surface, to the west, and JN-063 was taken from the dump of the main shaft.  Other samples, JN 058 through JN-061, were collected from the outcropping Neglected vein system to the west of the old workings.

The Neglected vein-dike system occurs within a Precambrian granite batholith on the south slope of Big Burro Mountain.  It runs east-west (average strike/dip: 85°/ 80°S) as a prominent wall-like ridge for about 3,000 feet (900 meters), from the east margin to past the middle of section 25, beyond which the vein system is arbitrarily called the Wild Irishman prospect.  The main quartz vein is penecontemporaneous with a series of mafic to felsic dikes that characterize the district, and likely owes its origin to the same magmas and processes that formed the dikes.  Felsic and mafic dikes commonly continue beyond pinch-outs of the quartz lenses, and similar narrow satellite dikes to 10 feet wide (3 meters) are common within 60 feet (18 meters) on both the hanging and footwall sides of the main quartz vein.

The vein system itself occurs as a series of lenses that pinch and swell from less than three feet to more than thirty feet (approximately one to nine meters) wide.  The lenses are multistage quartz-vein breccias in various shades of white, cream, pink and grey and are comprised of aphanitic to coarsely granular quartz.  The quartz veins are commonly associated with composite felsic to mafic dikes, some portions of which have clearly been brecciated, silicified and incorporated into the vein structure itself.  Other white felsic dikes are fresh and unaltered and appear to have been emplaced after the quartz veins.  Smaller veins and veinlets commonly occur as anastomosing networks in the footwall rocks, and to a lesser extent within the hanging wall rocks.  Aside from silicification, the wall rocks are not strongly altered beyond conversion of contained mafic minerals (biotite in the granite, and hornblende, and pyroxene in the mafic dikes) to chlorite.   The supplemental veining and alteration seldom extend more than 30 feet (10 meters) into the adjacent country rocks.

Production figures are unavailable, although there is mention that the grades in the crosscut at the bottom of the main shaft aggregated $10.00 in value at a time when copper was priced at $0.11 per pound, and gold sold for $20.00 per ounce.   The bold quartz outcrops are severely weathered and leached and do not display abundant evidence of mineralization beyond locally pervasive impregnation of specular hematite and banded quartz-hematite veinlets on the footwall side.  Blebs and films of limonite are not uncommon, and in a few places there are some films of malachite and neotocite and/or manganese hydroxides.  Massive gossan boulders were locally found on the hanging wall side of the vein.    Samples of sulfide mineralization from depth, scattered around the main shaft, show blebs and pods of chalcopyrite and subordinate pyrite, galena, and grey sulfosalts within vein quartz, and as filling between quartz euhedra, i.e., control by both fractures and original open-space filling. Chalcopyrite is commonly surrounded by rims of chalcocite and covellite, and malachite films occur in fractures.  Gillerman reported that in addition to the above sulfides, he found sphalerite and bornite, plus sparse bismutite in the vein system.  The gangue is mostly quartz, with some barite.  Neglecting the evidence of supergene enrichment, (weathering and leaching of sulfides at surface and enrichment of copper at depths exceeding 100 feet [30 meters]), observations to date also suggest that the vein systems have a primary zonation, with specular hematite indicating oxidizing hydrothermal fluids near surface, with open-space sulfide mineralization at shallow distances below that.  This mineralization could extend laterally throughout the entire vein system, and to substantial depths, but further investigation, including drilling, will be required to test this concept.

22

       2.  Russell Gold:

This prospect was developed by a shaft, on the immediate north side of the Gold Gulch Road, that was 61 feet deep (about 19 meters), with a drift at the bottom that trended west for 53 feet (about 16 meters).  Almost a ton of gold ore grading 27 opt (ounces per ton, equivalent to 925.71 grams per tonne) was shipped from this prospect in 1915 and 1916.  The shaft has been filled in and now exists as an inaccessible pit 15 feet (nearly 5 meters) deep.  The rock exposed in the pit is light green propylitic altered Precambrian granite that is cut by two shear zones 0.5 to 2 inches wide (about one centimeter to five centimeters) with the following attitude: 70°/80°S (strike/dip).  Gillerman 1964, reports that the workings followed a rhyolite dike with the following attitude: 55°/80 SE.  There are no outcrops bordering the pit, but the muck pile, besides granite, contains some diorite and a few fragments of quartz veins.  The writer took no samples because the vein system is no longer accessible, and the muck piles which may have contained some samples of the mineralization have been removed.

3.  Unnamed Trench Prospect:

This is an old trench up to 7 feet deep (about 3 meters) and 20 feet long (about 8 meters), oriented in an east-west direction approximately perpendicular to a medium grained graphic granite dike that is in sharp contact with a decomposed coarse-grained Precambrian granite to the east.  Platy cleavage in the dike trends 25°/50°W, and there are sparse bull quartz veinlets trending 0°/90°.  The graphic granite contains disseminated blebs of magnetite and hematite, and many fractures are lined with films of limonite and/or neotocite (a hydrous copper-iron-manganese silicate, Wilson, 2003) and malachite.  Casing from an ancient vertical churn drill hole 12 inches (30 centimeters) in diameter was found downstream of the trench.  JN-020 was a 15-foot chip sample across the graphic granite dike.

4.  Uncle Jimmy Thwaits Prospects:

Several pits and an adit (Figure 8-B), bearing 75°, are found on a northeast-trending essentially vertical (dipping 80° west to 80° east) rhyolite porphyry dike 20 to 50 feet wide.   The southernmost workings contain abundant fracture-controlled films of “mossy”neotocite and traces of malachite (sample JN-019).

Gillermanreported that the adit is 40 feet long (12 meters), with a winze at the end of it, and that gold mineralization as high as 2,400 ounces per ton (82.29 kilograms per tonne) is carried in quartz stringers.

5.  Barnett Shaft:

The Barnett prospect is on strike with the Wild Irishman and Neglected prospects farther east. A caved shaft surrounded by muck is all that is left of the Barnett prospect.  The remaining pit is eight feet deep and reveals a two-foot (61 centimeter) fault zone trending 100°/70N° separating Precambrian granite on the south side from rusty amphibolite to the north.  Sample JN-016 was taken of the rusty amphibolite.  Gillerman reported that the shaft followed a rhyolite contact.  A large east-west trending alaskite dike is located about 25 feet (8 meters) to the north, and presumably is in hidden contact with the amphibolite.  A pink, southwest-trending vertical granite dike eight inches wide (20 centimeters) projects toward the shaft.

6.  Wild Irishman System:

The Wild Irishman vein system arbitrarily extends from about 1000 feet (305 meters) east of the Barnett shaft to a major gulley in the middle of section 25, a length of approximately 4,000 feet (1220 meters).  The vein system pinches and swells from less than 3 feet (less than a meter) in cross-cutting gulleys to more than 15 feet wide (4.6 meters) on and along the ridges, commonly with smaller bifurcating sets of similar quartz veins bordering the main vein for up to 20 feet (6 meters) or more on either side.  The general trend of the vein system is 85°/80°S.  The main vein is a multistage quartz breccia and includes remnants of a silicified porphyry dike rock, cut by anastomosing sets of quartz veinlets followed by more pervasive silicification.  Limonite staining is sparse although float and some lenses of massive porous gossan were found on the hanging wall side of the vein (south side) in two places.  Finely banded quartz-hematite veins were found on the footwall side of the main vein in several places, and clasts of such material were found within the vein as well.  The hematite content tends to increase going towards the east.

Post-1960s roads, a vertical shaft approximately 30 feet deep (9 meters), and an old drill site occur on the west end of the system (old Wild Irishman No. 5 claim), but only a few shallow exploratory pits were encountered further to the east.  Muck from the shaft contains pale green propylitic altered Precambrian granite and chlorite-altered darker green aphanitic dolerite dike rock of unknown age.  Minor blebs of disseminated pyrite and traces of malachite occur in the mafic dike rock.  A highly silicified quartz porphyry dike up-slope, to the east, projects towards the north side of the shaft, and is the probable cause of the propylitic alteration.  Sample JN-017 is comprised of pyrite-bearing dump samples, and JN-018 is a chip sample 12 feet wide (3.7 meters) across the silicified dike.  Samples JN 022 through JN-029 were collected from sites farther east on and beside the main vein system.

Gillermanreported that a 30-foot deep (9 meter) inclined shaft followed a basic dike contact 45°/40°NE, and intersected a (the) vertical shaft 75 feet deep (23 meters).  (The writer did not find the inclined shaft in the field.  It was probably filled in about the time the drill roads were built.)  Gillerman also noted that a ton of ore from the property contained 9 ounces of gold and 0.75 ounces of silver per ton, respectively 308.57 grams per tonne (g/t) gold and 25.71 g/t silver.   Torbernite, a hydrous uranium copper phosphate mineral is also present in the workings described by Gillerman.

23

         7.  Moneymaker Mine:

Although the geological relationships are more complex, the Moneymaker fluorite mine (Figure 8-A) is on the same structural feature as the Neglected Mine, approximately 2,000 feet (approximately 600 meters) to the west.   The most complete description of the property is that of H. Rothrock, 1946, quoted in its entirety below:

“The Moneymaker prospect is situated in Whitehall Canyon, 25 milessouthwest of Silver City on a side road about 1 mile north of

State Route 180 (Plate 7). The property comprises four unpatented claims, the Moneymaker Nos. 1 and 2 and the St. Patrick Nos. 1 and

2. They were filed by C. M. Russell and T. M. Russell of Tyrone, who haveworked them intermittently since 1939. By 1943, when the propertywas examined, two shallow shafts and several cuts had beencompleted.

The deposit is mostly in coarse-grained pre-Cambrian granite alongthe south side of an aplite dike about 40 feet wide trending N.

                                65° E. Two bodies of siliceous fluorspar are exposed. One, on

theMoneymaker No. 1 claim, is about 400 feet long; the other, on the

St. Patrick No. 1 claim, was opened for a length of 25 feet, but the southwestend had not been reached in 1943. The bodies do not have definitewalls and become irregularly leaner away from the middle of thezone. The associated rock is extensively altered. The maximum widthof the zone is 6 feet, and the average width of the part estimatedto contain 50 percent or more of CaF2 is 2 feet.

Subsequent to the examination on which this discussion is based,

Felix Vogel, engineer of the U. S. Bureau of Mines, cut six samples whichhad an average width of 4 feet and assayed 35 percent CaF2,

50 percent Si02, and 4 percent CaCO3. The depths to which the fluorsparbodies are exposed are 40 feet on the Moneymaker claim and25 feet on the St. Patrick claim. About 300 tons of ore had been soldfrom this property by May 1944; of this quantity 200 tons showed anaverage assay content of 50 percent CaF2, 41 percent Si02, and 3

percentCaCO3.”

Gillerman, 1964 mentioned that by 1952 the operation had been combined onto one open cut that exposed a vein two to eight feet (0.60 to 2.44 meters) wide, and 800 feet (244 meters) long.  Mineralization in the main vein consisted of a coarse admixture of fluorite and quartz, separated by a fault from a bordering breccia zone to the south wherein fragments of rhyolite and granite are cemented by fluorite and quartz.  The silicified zone, an extension of the Neglected vein, occurs on the north side of the 40-foot dike mentioned by Rothrock, and contains sparse pyrite and galena.

In 1958 and 1959, Roberts Associates of Los Angeles drilled two 120-foot diamond drill holes and nineteen 100-foot diamond drill holes to test the property.  Results were said to be encouraging, but there is no record of additional work on the property.  The open cut is now completely filled in, and dumps are now leveled and covered over.  No part of the fluorite vein structure is anywhere exposed.

24

The writer made the following observations at the Moneymaker prospect (Figure 8-A), as a south to north profile across the vicinity of the former open cut:

1.  Variably bleached Precambrian granite, forty feet (12 meters) wide.

2.  Covered excavations of former fluorite mine.

3.  Chalky white aphanitic felsite dike forty feet wide, trend 50°.

       4.  Rubble of silicified and chloritized diabase dike rock, width undetermined.

       5.  Pinching and swelling aphanitic grey chalcedonic quartz/breccia vein to two feet (0.6 meters) wide.  This is presumed to be the Neglected Mine vein.  Minor disseminated pyrite and chalcopyrite.

       6.  Precambrian biotite granite, chloritized and cut by quartz-hematite veinlets in sets 50°/90°, and 70°/60°N.

Farther to the west occurs a lens of multi-stage chalcedonic quartz breccia 50 meters (15 meters) long and up to 30 feet (9 meters) wide, on trend with the Neglected Mine.  It may be important to note that the Moneymaker Mine occurs at the point of inflection from an east-west structure to a northeast trend.  (As is apparent in Figure 12, this northeast trend lines up with the Russell Gold, Trench and Uncle Jimmy Thwaits prospects to the southwest.)

Samples JN-030 and JN-031 are of the vein quartz and chalcedonic silica lens, respectively.

8.  Hop Williams (Pocahontas) Mine:

This prospect was explored in 1916 and 1917 by a drift 114 feet long (35 meters) that intersects a 100-foot (30 meters) deep shaft at a depth of 40 feet (18 meters).  Gillerman, 1964, commented that the prospect was drilled by churn and diamond drilling techniques in the late 1950’s, but the number of holes, their footages, as well as the drill results, are unknown.  One of these holes intersected 20 feet (six meters) of 1.5% lead, 0.5% copper, and traces of gold and silver.  However, the true thickness of this intercept is unknown.

The portal to the mine workings has collapsed, leaving a well exposed cross-section of the vein/dike structure in the face above the fallen debris.  (See Figures 8-C and 9-A.)   The adit has a bearing of 270 degrees and follows the contact between a vertical diabase dike and a pinching and swelling quartz vein on its north side.  The quartz vein is only a few inches wide in the face but apparently expands to a foot (0.3 meters) or more within the mine.  Mineralization occurs within both vein quartz, and the wider diabase dike.  A south to north cross section at the face reveals the following units:

       1.  Aphanitic light cream colored aphanitic rhyolite dike, width undetermined, with minor phenocrysts quartz and feldspar, and traces disseminated pyrite.  Strongly sheeted 90°/85°S.

       2.  Precambrian granite horse two to three feet wide (60-90 centimeters).  It displays weak sericitic alteration with some hematite and limonite occupying biotite sites.  Minor films neotocite.

3.  Diabase dike three feet wide (90 centimeters) composed of feldspar laths in a chloritic matrix with rare quartz xenocrysts or phenocrysts.  Sample JN-044.  A variant of this unit found on the dump contains abundant coarse biotite books, a characteristic of lamprophyre dikes.

4.  Two foot (60 centimeters) sheared contact zone, mainly Precambrian granite in contact with diabase, sample JN-045.  Minor seams of limonite and quartz stringers to 5 inches (13 centimeters), sample JN-046.  Some fractures are lined with neotocite, and limonite and hematite blebs occupy biotite sites.  Minor epidote veinlets.

9.  Roadside Quarry:

This is an unnamed site on the road to the Sprouse and Copeland prospects that has experienced substantial exploration and/or mining in the past.  The prospect is not mentioned in Gillerman, 1964, so the excavation is likely post 1961, the last year of his field work.  The prospect exists as a cut into the southeast side of Big Burro Mountain (Figure 9-B), parallel to the topographic contours at an overall azimuth of 45°, and is about 400 feet long by 20 to 40 feet wide (120 meters by six to twelve meters).  Following rehabilitation of the prospect at some point, the only outcrop exposures available are in the west bank and southwest end of the cut.

The geology consists of weakly propylitic altered Precambrian granite cut by a swarm of felsic porphyry dikes composed of creamy white rhyolite through greenish dacite, all of which are sheared and weakly silicified and mineralized along a steeply southeast dipping shear zone with a northeast orientation.  The dikes range in thickness from about three feet to fifty feet (approximately one to fifteen meters), with strikes between 60° and 130° that have dips between vertical and 60° S.   Only relic portions of the northwest side of the shear zone are exposed, but it is obviously several feet wide (more than a meter), and has an overall trend of about 50°/ 75° SE, with splays that follow contacts and sheeting in the dikes.   Mineralization exists as sparse disseminated blebs of chalcopyrite and fine unidentified grey sulfides in dike rocks, as well as films of neotocite, azurite and malachite in fractures, in all rock types and in sheared rocks making up the fault zone.  There is evidence of weak chlorite-sericite alteration in all rock types, but the strongest alteration is silicification in several of the dikes, particularly along contacts, and as pods of adularia in one of the copper-bearing rhyolite dikes.  The shear zone is comprised of gouge and a foliated argillaceous assemblage.  The overall impression is that the mineralization existed prior to the strong northeasterly oriented shearing.

Samples JN-040 through JN-043 characterize the mineralization.

10.  Sprouse Mine:

The Sprouse and Copeland Mines are copper prospects that have similar geological characteristics and historically were under common ownership until at least the 1960s.  The Copeland Mine has since been patented, and is owned by others. Workings at the Sprouse Mine consist of a timbered shaft (Figure 9-C) that is still open, several pits, and a bank cut on the west side of a large hill.  Gillerman reported that the shaft was 40 feet deep (12 meters) and had a drift at the bottom that went 50 feet (about 15 meters) at a bearing of 70 degrees, before turning east for another 11 feet (3.4 meters).  The property was also explored by two diamond drill holes.  There is no historical information available about the specifics of what was encountered in the underground workings or in the diamond drill holes, except to say that mineralization at both the Sprouse and Copeland prospects exceeded widths greater than a hundred feet (30 meters), apparently erroneously measured in the plane of the fault zone, and carried in excess of 0.5% copper, with additional values in gold, silver, and molybdenum.

The Sprouse Mine is on the hanging wall (east) side of the district scale Sprouse-Copeland fault of Tertiary age that separates the Laramide Tyrone Stock from older lithologies comprised of Precambrian granite cut by a late Cretaceous or early Tertiary dike swarm.  Muck from the shaft and nearby pits exposes Precambrian granite that has suffered weak propylitic alteration (chlorite/clay), with minor films of neotocite and malachite in fractures and cleavage planes.  To the southeast of the shaft, there is a northerly-trending scarp excavation about 10 feet high (three meters) and 50 feet long (about 15 meters) along a west-facing slope.  The scarp is a fault zone five to ten feet wide (0.5 to three meters wide) with abundant gouge and mossy films of neotocite that cuts Precambrian granite and a felsic dike.  The scarp trends at an azimuth of 40 degrees and displays strong sheeting at 10°/80°E, whereas the dike trends 110°/80°S.

Samples JN-047, JN-048, and JN-048 are pit, shaft and scarp samples, respectively.

25

C.  Lithologies:

The property has not been mapped in detail, but it is expected that examples of the most important rock types were encountered during the writer’s visit.  Most of the rock types discussed in this section are based on the writer’s field observations, and were not recognized and/or were not broken out in earlier government reports and maps.   The regional geology as mapped by Gillerman, 1964, is shown in Figure 10, page 27.

The area of interest is underlain by a sequence of igneous rocks of Precambrian to Tertiary age (Eocene) age, overlain by local colluvial deposits and alluvial gravels in gulleys and stream beds.  Volcanic and sedimentary rocks of Cretaceous through Late Tertiary age occur nearby, but, as they have little relevance to the distribution of the mineral deposits on the property, aside from a look at the Gila Conglomerate, they were not investigated during the limited time available to study the nature and distribution of mineralization on the property.  Individual rock units encountered at and in the vicinities of the various prospects were described and discussed in the previous section.   The descriptions herein are based on the examination of hand samples under seven and fourteen-power hand lenses.

This portion of New Mexico has never been glaciated and the mountains as they are now have been subjected to weathering and erosion for the past six million years.  Nevertheless, except for some superficial limonite and manganese hydroxide stains, the rocks are relatively fresh, and the original minerals are relatively well preserved.

The lithologies will be described according to the stratigraphic column, from oldest to youngest, according to the following classification:

·

Precambrian intrusive rocks,

·

Early Laramide age dikes and plugs,

·

Late Laramide intrusive rocks, and

·

Gila Conglomerate.

There are several types of mafic rocks in the project area, but it is difficult to distinguish their relative ages.  At the hand specimen scale, except for the amphibolites, all are usually very fine grained, they are light to  medium green or grey green in color, they have similar structural orientations, and they are usually hydrothermally altered by younger intrusions and/or mineralizing events.  The author has tentatively made the following relative ageassignments for the mafic dikes, which may be modified in time by more detailed mapping and/or petrographic and age-dating studies:

·

Amphibolitesare deemed to be the oldest rocks in the project area,

·

Diabaseand dolerite dikes postdate the Burro Mountain granite, but precede Laramide composite dike systems, and

·

Daciteand lamprophyre dikes belong to an early Laramide intrusive event.

1.  Precambrian Intrusive Rocks:

The rocks comprising the Burro Mountain batholith complex is of Proterozoic age and is largely made up of several textural variants of the Burro Mountain granite, cut in various places by pegmatite dikes and diabase dikes.  Gillerman, 1964, reports that there are remnant blocks of older metamorphic rocks and older mafic intrusives in the region west of the present project area, and it is likely that the large amphibolite bodies that outcrop in the southwestern corner of the property belong to this older group.

a. Amphibolite:

Amphibolite bodies occur between the Russell and Barnett prospects as low relief bands 100 to 400 feet wide (30 to 420 meters) that trend in an easterly direction.  The rock has a diorite composition and is a medium grained mixture of hornblende blades in a finer matrix of saussuritized (propylitic altered) anhedral plagioclase.  The hornblende is variably altered to chlorite.

b. Burro Mountain Granite:

This unit makes up most of the Burro Mountains batholith and it is the most common rock type in the region.  Several slightly different compositional varieties and textural styles are present in the project area.   Sub-units have never been separated by state or federal mapping surveys, and there is no practical reason to do so now.  The granite tends to occur in bold, rounded outcrops with a light buff color due to a light limonite stain caused by the weathering of contained biotite. (See Figure 11.)  Fresher rocks are light buff to light pink and light grey.  The granite is generally medium grained equigranular to coarse grained inequigranular, and graphic and/or porphyritic textures are not uncommon.  The rock is mainly composed of stubby white orthoclase grains about which are molded clear quartz grains.  As much as 5% flakes and small books of biotite occur in the interstices. Some samples contain as much as 20% finer interstitial plagioclase, whereas others lack the plagioclase but contain as much as 10% light pink euhedral microcline phenocrysts up to a centimeter or more in diameter.   Adjacent to where cut by or enveloped by younger dikes and quartz veins, the biotite is variably altered to chlorite, and any contained plagioclase is variably saussuritized (propylitic alteration).

c. Pegmatite:

Small discontinuous vein-like pegmatite dikes cut the biotite granite in several places.  The dikes are less than a foot wide (30 centimeters) and seldom exceed 15 feet in length (4.6 meters), and have obviously formed while the magma was still in a plastic state.  They are composed of very coarse aggregates of orthoclase and quartz, and the larger ones contain large books of muscovite.

d. Diabase and Dolerite:

These are mafic rocks of diorite to gabbro composition that occur in long narrow dikes less than three feet to over 20 feet wide (less than a meter to over 6 meters) that can commonly be traced for lengths of several hundreds of feet (hundreds of meters).  They are green to dark grey, usually very fine grained to aphanitic, and both rock types are composed of mixtures of plagioclase, hornblende (which may be after pyroxene), and accessory magnetite.  The only differences are in the textures. In diabase, either the feldspar or the hornblende occurs as felted masses of elongate bladed to needle-like crystals imbedded in or surrounded by aggregates of the companion minerals.  In dolerite the constituents, if visible, normally have very fine granular interlocking textures.  Diabasic texture is common in Precambrian terrains worldwide and implies a deep seated origin.  Dolerites are common in hypabyssal sub-volcanic environments.  Apropos to the previous discussion about relative ages of the mafic rocks in the Burro Mining District, it is possible that the dolerite dikes in the project area belong to a younger intrusive event, perhaps the one in the early Laramide.

26

B
Pegmatite
Dike

Figure 11: Significant rock types.

A. Massive spheroidal-weathering Precambrian granite outcrops.

B. Narrow pegmatite dike, cutting granite is bordered to the left by a low relief propylitic altered diabase dike three feet (nearly one meter) wide.

C. Resistant ridge is held up by a white flow banded rhyolite dike.

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27

The diabase and dolerite dikes in the project area are commonly invaded by younger dikes and/or quartz vein/breccia systems, as shown in Figures 12 and 13.   This has caused propylitic alteration in the mafic dikes wherein the hornblende is commonly altered to chlorite and fine magnetite, with the plagioclase being partly altered to epidote and carbonates.  Pods and veinlets of epidote are commonly found in the contacts with quartz veins or younger dikes.  Unless armored by silica, the easily eroded mafic dikes tend to occupy depressions underlain by characteristic brown soil.

Throughout the district, mafic dikes are preferred loci for hypogene replacement copper mineralization.

2.  Early Laramide Dikes and Plugs:

The units under consideration here are mafic to felsic dikes and plugs younger than the Precambrian rocks discussed above.  Mafic dikes are composed of dark iron and magnesium-rich minerals whereas felsic dikes are composed of light colored minerals, mainly feldspar and quartz.  These rock types are never found cutting the late Laramide age stock/laccolith that hosts the Tyrone porphyry copper deposit (Kolessar, 1982), hence the assignment of an earlier Laramide age to them here. These rocks are all hypabyssal intrusives that may have once fed overlying volcanoes that have long since been stripped away by erosion.

The dike phases of the early Laramide rocks almost always constitute composite dikes in the sense that there commonly is more than one dike variant occupying the same structure, and field relationships indicate that the dikes are penecontemporaneous with the quartz vein/breccias and attendant copper-gold mineralization.  (Penecontemporaneous means some dikes are older than the quartz-sulfide veins mineralization whereas others are younger, and at times it is difficult to tell the various dike phases apart.) This is complicated by the fact that these dikes and the mineralization also commonly follow the older diabase and dolerite dikes discussed previously, as well.  To complicate matters further, the massive and breccia phases of the quartz veins in the same structure have commonly completely silicified the protoliths so that it is impossible to identify what they were.  This being said, the normal succession within a composite dike system on the Neglected claim group is as follows, recognizing that not every dike type was initially deposited at the same place in every structure:

28

738000E
739000E
740000E
741000E
3605000N
3604000N
3603000N
LEGEND
Tyrone quartz monzonite
Quartz veins +/or networks
Microgranite and alaskite dikes
Felsic plugs and dikes
Dikes diabase, diorite, dacite, lamprophyre
Precambrian granite batholith
Shaft, tunnel, prospect diggings
Veinlet Attitude: vertical inclined (dip)
T 20 S
R 16 W
R 15 W
19
30
Wild Irishman
Barnett
Prospects
Russel
Trench
Uncle Jimmy Thwaits Mine
Spring
Specularite
Neglected
Mines
Prospect
Moneymaker
NORTH
0
500 meters
0
2000 feet

Figure 12: Geological interpretation of the west half of the Neglected claim group.

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29

741000E
742000E
743000E
3607000N
3606000N
3605000N
T 20 S
R 15 W
Jacks Peak
Communication Towers
LEGEND
Tyrone quartz monzonite
Quartz veins +/or networks
Microgranite and alaskite dikes
Felsic plugs and dikes
Dikes diabase, diorite, dacite and lamprophyre
Precambrian granite batholith
Shaft, tunnel, prospect diggings
Veinlet attitude: vertical, inclined
NORTH
0 500 meters
0 2000 feet
Copeland Mine
Sprouse Mine
Roadside Quarry
Hop Williams Mine
Prospects
Spring
Continental Divide Trail
Interpreted Trend of Mineralized Zone
Keese
8
18
19
20
85
65
75
80
7178
7190
6873
7133
6728
6802
6459
6848
7296
6469

Figure 13: Geological interpretation of the northeast half of the Neglected claim group.

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30

·

       Mafic dikes,

·

Lamprophyre,

·

Dacite,

·

Early phase rhyolite,

·

Quartz-breccia veins, (early quartz-hematite, several episodes of pervasive silicification and veining, then late base metals plus gold and silver), and

·

Late phase rhyolite.

a. Mafic Dikes:

Diabaseand dolerite were discussed previously.  If any of these are of Laramide age there is no easy way to distinguish them from the Precambrian variants.  The rocks to be discussed in the following paragraphs are lamprophyre and dacite.

b. Lamprophyre Dikes:

Lamprophyre samples were found on the muck pile of the Hop Williams drift, associated with samples of diabase.  The lamprophyre is a medium grey rock composed of 5%-15% medium to very coarse-grained phenocrysts of phlogopite (magnesium rich mica) in a very fine grained matrix of feldspar and unidentified mafic minerals.  Lamprophyres are mafic rocks saturated in water and alkali minerals, and although not abundant, lamprophyre dikes are found in many gold districts, worldwide, and imply a deep-seated source for the gold mineralization.

c. Dacite Dikes:

Daciteis a light green felsic rock that occurs in dikes two to fifteen feet (0.30 to 4.6 meters) wide and which form prominent ridges with sheeted margins, unless altered and mineralized, whence they have low relief.   Dacite dikes are usually associated with earlier dikes of diabase or lamprophyre and, where they occur together, always predates rhyolite dikes and/or quartz veins and associated mineralization.   Fresh rocks commonly display devitrification textures.  Dacite is an aphanitic to very fine grained quartzo-feldspathic rock with abundant chlorite in the matrix, which gives the rock its characteristic green color.   Dacite dikes commonly contain fracture-controlled and disseminated sulfide mineralization which implies that the green chlorite is propylitic alteration after biotite or other ferromagnesian minerals.  Nevertheless, the chlorite occurs in unmineralized dikes as well, so some of it is likely due to deuteric processes.  Dacite dikes locally contain resorbed medium grained crystals and crystalline aggregates of quartz, potash feldspar, and biotite.  These look like phenocrysts, but in reality are xenocrysts, i.e., relic fragments of the disaggregated Precambrian granite wall rocks.

d. Rhyolite Dikes and Plugs:

Next to the Precambrian granite, rhyolite is the most common rock type on the property, and despite a simple composition it occurs as chalky to cream white to light grey igneous bodies with a wide variety of shapes and sizes, and a broad spectrum of textural variations.  There are dozens upon dozens of east-west and east-northeast trending rhyolite bodies.  They have been episodically emplaced, and generally occur as steeply dipping long, linear dikes that pinch and swell from a few inches to more than 40 feet (a few centimeters to 12 meters) wide, and in places expand into lenses 100 to 200 feet (30 to 60 meters) wide, or into rounded plugs more than a thousand feet (300 meters) in diameter.  Narrower dikes between five and 20 feet wide (1.5 to 6 meters) are most common.  The narrower bodies often have sheeted margins whereas the larger dikes and plugs commonly demonstrate internal flow-banding.  Some rhyolite bodies are crackled and contain fine quartz networks, whereas others have been cut by larger quartz veinlets and veins (± sulfides), and/or are completely silicified.  These may in turn be cut by fresh unaltered younger dikes of similar composition.

Rhyolite is simply a mixture of potash feldspar (orthoclase) and quartz grains, in some places accompanied by traces of muscovite mica.  The textural variants are simply a function of the rock’s cooling history, before and after emplacement.   Rapid cooling, usually in the narrower dikes creates an aphanitic texture where none of the grains are visible without a microscope, whereas slow cooling, more common in wide bodies, promotes a fine-grained holocrystalline aggregate, recognizing that some dikes had undergone varying degrees of advanced crystallization before they were injected, and that some larger plugs may have been cool when emplaced so did not crystallize visible grains after emplacement.  Following are some of the textural dike variants which were observed on the property and which may useful in breaking out in future detailed mapping of the claim group:

·

       Felsite: A massive hard chalky white aphanitic rock.  This is the most common type of rhyolite observed on the property.

·

Quartz porphyry: A massive white rock as above with 5-10% medium grained “quartz eyes”(phenocrysts).

·

Feldspar porphyry: As above but with 5-10% medium grained anhedral phenocrysts of chalky white feldspar instead of quartz.

·

Rhyolite porphyry:  This rock contains five to twenty percent medium grained quartz and feldspar phenocrysts in an aphanitic to micro-granite textured matrix.

·

Alaskite: This is a massive fine grained white rock composed entirely of primarily light buff to ivory white feldspar and subordinate interlocking quartz.  Some of the large rhyolite plugs have felsite margins and alaskite centers.

Rhyolite dikes locally contain small xenoliths of Precambrian granite, and elsewhere, contain separated crystals of quartz, feldspar and biotite xenocrysts derived from the Precambrian granite.  A large rounded foundered block of Precambrian granite 100 feet in diameter (30 meters) was found within alaskite on the east side of the project area.

Hydrothermal alteration is weak to unrecognizable bordering most rhyolite dikes, unless they have been invaded by quartz veins.

e. Quartz-breccia veins:

Quartz-breccia veins are an independent rock type.  They are penecontemporaneous with the rhyolite event, wherein rhyolite commonly predates, and elsewhere postdates introduction of the silica.  Early stages are characterized by pervasive silicification of the rhyolite, often retaining ghosts after older quartz and feldspar phenocrysts.   Early quartz-specular hematite veins show delicate banding and network fabrics, and tend to occur on the footwall side of the main vein in zones to three feet (nearly a meter) wide.  Elsewhere, early stages of dike silicification demonstrate dusty pervasive specular hematite pigmentation (impregnation) that leaves the rock with a unique purplish grey color.  This is followed by crackling and by multistage brecciation and silicification and final vein networks, locally drusy.  The final rock has a complex breccia fabric characterized by white to buff, cream, grey and pink clasts with diffuse to indistinct boundaries, within an aphanitic to medium grained granular quartz matrix.  Images of the vein types are shown in Figures 14 and 15.

3. Late Laramide Intrusive Rocks, Tyrone Equivalent:

Aphaniticto porphyritic rhyolite dikes identical to those described in the last section were emplaced into the main Wild Irishman-Neglected vein system in several places, following introduction of the vein quartz and associated mineralization.   The writer considers these late dikes to be related to and penecontemporaneous with the Early Laramide rhyolite dikes described above.  Gillerman, 1964, concluded that vein deposits that contain gold, silver, lead, copper, fluorine, uranium, and manganese minerals in the White Signal area, and by extension, on the Neglected claim group,  were post-volcanism, of Late Tertiary age, and much younger than the mineralization at Tyrone.  The writer disagrees with Gillerman on this issue, because of structural evidence to be presented later in this report, and because the geologists at Tyrone (Kolessar, 1982) determined by cross-cutting relationships that the mafic and felsic dikes in question were older than the Tyrone stock.  The following section will deal with rock units on the Neglected claims that are believed to be contemporaneous with the Tyrone quartz monzonite of Late Laramide age.

a. Microgranite to Graphic Granite Dikes:

These are northeasterly trending holocrystalline dikes units that occur in the southwestern corner of the property.  These dikes are not plentiful but an association with copper mineralization is apparent.

The Trench prospect contains a mineralized dike about 15 feet wide (4.6 meters) that is composed of a medium grained graphic interlocking aggregate of chalky white subhedral feldspar and subordinate quartz that cuts rotten (decomposed by weathering) coarse grained Precambrian granite.  It contains traces of disseminated magnetite and hematite, and films of limonite, neotocite and malachite occur in fractures.

Immediately north of the Barnett shaft is a large fine-grained east-west oriented micro granite dike composed of a fine interlocking aggregate of buff

31

A
B
C
D

Figure 14: Nature of the main vein system.

A. Main vein occurs as a series of resistant quartz lenses up to 30 feet (9 meters) wide over a strike length of two miles (three kilometers).

B. Quartz-specularite veinlets and networks commonly border the main vein, and some rhyolite dikes in the district, usually on the footwall side.

C. Felsic dike thoroughly silicified and impregnated by dusty specularite, is subsequently cut by a series of coarse quartz veins and veinlets.

D. Multistage quartz breccias with clasts after a hemitite-rich silicified dike.

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32

Figure 15: Networks of anastomosing quartz and quartz hematite veinlets, cutting Precambrian granite for 60 feet (20 meters) on each side of the main vein system.

May 2013

33

feldsparand subordinate quartz.  Farther to the northeast about 100 feet (30 meters) there is a narrow dike less than a foot wide (<30 centimeters), on strikewith the shaft.  It cuts Precambrian granite and is medium grained and composed of an interlocking aggregate of pink feldspar and quartz.  The dike is cut by light green sericite-chlorite networks, and bordered by pods of epidote.

4. Gila Conglomerate.

This unit was observed in only one place where it forms massive outcrops on the south bank of Gold Gulch, west of the southwestern corner of the property.  The unit is a heterolithic conglomeratic debris flow with individual beds up to 10 feet thick (3 meters), with a general attitude (strike/dip) of 125°/30°NE.  The clasts are rounded matrix supported, and are up to 2 feet (60 centimeters) in diameter.  The conglomerate is mainly composed of a variety of porphyritic volcanic rocks, and subordinate Burro Mountain granite.

D.  Structural Geology:

The Big Burro Mountains in its present form is a result of late Tertiary  (Miocene and Pliocene) tensional tectonics that shaped the regional Basin and Range Physiographic province and its characteristic northwesterly trending up-thrown horst blocks and parallel and perpendicular first and second order down-dropped basins tilted to the northeast.  Nevertheless, the Big Burro Mountains has been a topographic high since the earliest Paleozoic, and has had a complex structural history, particularly as regards episodic faulting and fault reactivation that coincides with various intrusive and mineralization events. Doming and folding of various bedded sedimentary and volcanic formations is an undoubted part of the history of the region, but little such information is preserved in the geological record.

The characteristics of the various rock types and their relationships in time and space were discussed in a previous section of this report, and the natures of quartz veins and related mineralization shall be described in a subsequent section.  The topic of structural geology here is concerned with the shapes, attitudes, physical arrangements, and the relative positions of rocks in time and space.  Insofar as, apart from some superficial colluvial gravels and alluvial deposits, the Neglected property is completely underlain by several generations of intrusive rocks, the structural geology of the district is basically a study of fault systems and what they have done to the area over time.  The present study indicates that there are four major steeply dipping conjugate fault systems in the district’s geological record, and that these, with several obvious periods of resurgence, are expressed in five major fault orientations, as follows: east-west, east-northeast, northerly, northeasterly, and northwesterly.  All early faults have been healed by lithification and dike-vein overprinting, except for the very youngest sets which are comprised of sandy to gravely clay gouge.

1.  Faulting:

The most obvious faults (i.e., the youngest and largest) in the Burro Mountains district have northwest, easterly, and northeast orientations, and have clearly controlled various stages of intrusive activity, as well as being responsible for the primary sulfide mineralization in the district.  Gillerman, 1964 and 1970, the acknowledged expert on the geology of the region, viewed the three major fault directions as unrelated events, with the northwest ones being the oldest, but which through resurgence were also responsible for the district-scale tilting in the late Tertiary.  He considered the easterly and east-northeasterly  trending faults be of intermediate age, and responsible for the district’s primary sulfide and precious metals mineralization, whereas the northeasterly oriented faults were responsible for forming the graben structures that preserved the supergene enriched (secondarily re-concentrated) ores at Tyrone. These are important observations, but they miss the point that faulting commonly involves movement along conjugate sets and along subsidiary structures that may have their own conjugate features.  Gillerman opined that fault intersections controlled the localization of major mineral deposits in western Grant County, including the Big Burro Mountains, and recognized two main periods of mineralization.  The earliest was Late Cretaceous or Early Tertiary in age and was copper dominant with subordinate zinc, lead, molybdenum, bismuth, and gold and silver.  The second stage was related to mid-Tertiary volcanism and included gold-fluorite deposits, along with minor amounts of silver, manganese, and uranium.

In Table I, the writer correlates his structural field observations, 146 in total, with the geological column determined from cross-cutting relationships observed in the field, or described by others.  The writer’s observations are restricted to the Neglected claim block and vicinity, and lead to some

34

Table I

Synopsis of Structural Data, Neglected Project Area

Structural Feature	#’s	E-W	ENE	N	NW	NE

Pre€ granite/ Pre€ granite	1		60/70S
Pegmatite dikes	9	85/75S	60/20N	20/90	130/80S
Mafic dikes		80/85N		10/70W
Specular hematite veinlets	4	90/80S	55/75S
Rhyolite & composite dikes	31	85/80S	65/75S	5/80E	120/80N
Sheeting and flow banding	7	90/90
Large quartz veins	19	90/80S	50/70S	0/90
Quartz veinlets	19	85/85S	50/85N	5/90	130/80N
Mineralized veinlets	24	90/85S	55/90	5/85E
Quartz monzonite dikes	4					35/75W
Faults and shear zones	16	80/90		5/85E		45/85E
Major late Tertiary faults		90/?			140/?	45/?
Gila Conglomerate bedding	1				125/30N
Total observations	146

The above table lists the attitudes of various structural features observed by the writer in the Burro Mountains Mining District.  The left column lists the particular structural feature according to relative age, with the oldest features at the top, whereas the columns show how the structural feature relates to the five main structural orientations found in the district.   (The two most dominant attitudes are highlighted in yellow and blue respectively).   The measurements are strike azimuth in degrees/dip angle in degrees from the horizontal, with a notation of direction of dip given by one of the cardinal direction symbols.   Structural features with similar attitude sets may have a common origin.  (The late Tertiary fault orientations were measured off  of  Gillerman’s 1964 geological map, portions of which are shown as Figure 10, in this report.)

35

significantdifferences in interpretations of the structures and events controlling the mineralization in the Burro Mining District, as compared to Gillerman’s conclusions, as outlined below:

1.

There are five major fault directions on the property dating from the Precambrian to Middle and Late Tertiary time, and younger episodes of faulting and igneous activity related to differing albeit sequential regional tectonic events have repeatedly reactivated and followed these older structures.

2.

The writer’s experience in mapping other projects in the Basin and Range Physiographic Province is that regional tensional tectonics inevitably lead to conjugate fracture sets which control subsequent dike emplacement and mineralization. As a result, simultaneously formed dikes and veins generally have one prominent orientation, and one or two conjugate directions into which a vein or dike system can jump back and forth, forming cymoidal structures.  In other places they become the sites of separate, smaller less prominent vein and/or dike systems.  All of these features occur in the Neglected project area.

3.

Gillermanconcluded that a prominent northwest structure controlled Precambrian diabase dikes.  None of the mafic dikes in the project area have a northwest strike.

4.

Gillermandid not recognize northerly-trending dikes, veins or faults.  Such structural elements are prominent in Soloro’s project area.

5.

Gillermanalso stated that northeast trending structures were not mineralized.   The reality is that smaller veins and veinlets, particularly those comprising stockworks systems commonly display these attitudes in the project area.

6.

It was Gillerman’s opinion that the Tyrone mineralization event was responsible for most of the mineral deposits in the region, including vein and porphyry copper deposits.  However, field relationships described previously with respect to the Tyrone stock indicate that the Neglected type vein mineralization is a separate older event.

7.

Gillermanconcluded that the fluorite-uranium mineralization in the region was a post-Tyrone event.  This may be true, but there is inadequate field evidence to support this contention.  The Moneymaker fluorite deposit on Soloro’s property is associated with the same type of dikes as control copper-gold mineralization along strike at the Neglected Mine.  The fluorite may be a later event, superimposed upon a pre-existingmineralized zone.  However, there are traces of uranium reported in the Wild Irishman system, and for the time being it makes more sense to appeal to a single event, possibly zoned, to account for all the vein mineralization in the district.  (It is worth noting that the Moneymaker Mine occurs near a major flexure in the Neglected vein system, i.e., from an east-west to a conjugate northeast trend, which as mentioned before is on strike with the Russell Gold and Uncle Jimmy Thwaits mineralized trend.)

The geological record of the district indicates at least four major episodes of conjugate fault development.  The resulting structures can be described in terms of five steeply dipping fault directions, as mentioned before.  These relationships imply that each episode of faulting had a predilection to reactivate former fault systems rather than form new breaks.  The four episodes are described below and include:

1.

Precambrian faults, associated with Precambrian batholiths,

2.

Faults formed early in the Laramide orogeny (late Cretaceous to middle Tertiary time),

3.

Faults that controlled the Tyrone Mine stock and associated mineralization, and

4.

Faults that formed after the primary sulfide mineralization, but which had a role in developing supergene-enriched copper deposits, and potential exotic copper deposits.

a. Precambrian Fault Systems: The earliest planar structure in the project area is a sharp contact between two textural variants of the granite comprising the Big Burro Mountains batholith.  The contact is between a course grained and a medium grained variant, and has the following strike/dip orientation: 60°/70°S.  It is not determined if this is a fault contact or the result of magmatic stoping, but this orientation reoccurs repeatedly in younger fault systems.

Pegmatite dikes and diabase/dolerite dikes are believed to be controlled by similar, albeit younger Precambrian structures.  Pegmatite dikes are small, irregular and discontinuous and occupy two preferred directions, east-west (85°/75°S) and east-northeast (20°/90°).  They were probably “sweated out”of the granite shortly before it consolidated.  Mafic dikes (diabase, dolerite, amphibolite, dacite, and lamprophyre) have sharp, linear contacts with the Precambrian granite and with pegmatite yet have essentially the same orientations as the latter, i.e., 80°/85°N, and 10°/70°W.  Mafic dikes are commonly succeeded by rhyolite dikes, and the mafic dikes are preferentially replaced by fine network and disseminated sulfides.  Some of the mafic dikes may have been emplaced during early stages of the Laramide orogeny.

b. Early Laramide Fault Systems: The next conjugate fault set retains the east-west (90°/85°S) orientation but brings back the east-northeast attitude (55°/80°S) for a variety of structural features that include quartz-hematite veins, rhyolite and composite dikes, as well as quartz breccia veins and attendant quartz and sulfide veinlets.  The most common dikes in the district are various textural varieties of rhyolite.  These dikes may occur by themselves, but nearly all that are penecontemporaneous with quartz veining and attendant gold-sulfide mineralization have demonstrably followed and altered earlier mafic dikes which may be of Precambrian and/or Laramide age.  The quartz breccia veins have commonly digested and silicified early rhyolite dikes, and in turn are cut by newer quartz and quartz-sulfide veinlets.  Other rhyolite dikes clearly postdate the silicification.

c. Late Laramide (Eocene) Structures: These are mineralized structures located mainly in the southwest corner of the property that do not utilize any of the dominant fault directions discussed to date.  They are granite or quartz monzonite dikes having an orientation of approximately 35°/75°W.  That direction also corresponds in a general way to portions of the Sprouse-Copeland fault structure, although to date, no dikes of any kind have been found to occupy that structure, on the present claim group.  However, Duhamel et al, 1995, mentions that hypogene copper sulfide mineralization that followed intrusion of the Tyrone quartz monzonite stock 56.2 million years ago was controlled by mineralized swarms with northeastern and north-northwest preferred orientations.  These two orientations are interpreted to constitute another conjugate set, and it is important to note that the northerly trending attitude is a less prominent inherited direction that goes back as far as the Precambrian dikes.

d. Late Tertiary Structures:These are faults that correspond to Miocene and Pliocene Basin and Range style deformation discussed earlier, in this section.  They are the largest and most through-going structures in the region and are responsible for the horst and graben structure that controls the giant Tyrone secondarily enriched porphyry copper deposit northeast of the Neglected property.  Inspection of the geologic map, Figure 10, shows several district scale faults each of which is several miles (several kilometers) long.  They are characteristically steeply dipping conjugate sets with northwest and northeast orientations, and there commonly is a subsidiary conjugate fault set between the major faults that have essentially east-west and north-south orientations.

36

Unhealed faults in outcrops on the Neglected claim group are dominated by the following averaged orientations, in order of abundance: 80°/90°, 45°/85°E, and occasionally 5°/ 85°E.   The fault zones are less than an inch to more than 10 feet wide (less than two centimeters to more than three meters), and contain a jumbled mess of unconsolidated gravel to clay gouge.  They are unmineralized in terms of introduced quartz and/or hypogene sulfides, but the gouge may contain mineralized clasts and particles where the fault follows or cuts across a previously mineralized structure.   Fault zones may also contain exotic copper mineral precipitates the constituents of which have been carried in from elsewhere by groundwater solutions.

Late shearing occurs at the Neglected Mine where it follows older dike/silicified zone contacts.  The big face above the western tunnel exposes slickensides that rake 30° to the east, with apparent right-lateral motion.

For Soloro’s purposes, the Sprouse-Copeland fault is the most important geological structure in the area.  See Figures 10, 12, and 13.  It forms the southeastern boundary of the Tyrone stock and continues with that orientation to near the Sprouse prospect where it abruptly turns south for about a kilometer, before swinging to the southeast as far as the Moneymaker Mine where it turns westerly and apparently follows the Neglected-Wild Irishman copper-gold trend.  This is a classic cymoid loop structure that has exploited predecessor northeast, north-south, and east-west structures.  The significance of this feature will be discussed more in the section about mineralization.

It should be noted that a series of north-south drainages between 500 and more than 1000 meters apart cut across and segment the main vein structure in the southwestern half of the property.  These drainages are most likely controlled by Late Tertiary horst/graben style normal faults with a few tens of meters of displacement which nevertheless have tended to reveal in outcrop different depth levels of the primary epigenetic mineralization on the property.  This has important exploration implications in the search for higher grade gold-copper mineralization at depth.

2.  Folding:

There may have been some folding on a regional scale, but such is not preserved in the geological record.  Late Tertiary sedimentary and volcanic units in the Burro Mountain District (Figure 10) exist in repeated step-like fault segments comprising a monocline with a southeasterly strike and a dip of 30 to 40 degrees to the northeast.  The regional tilting has an important  exploration implication insofar as the present footwall was likely the hanging wall at the time of formation of the Wild Irishman-Moneymaker vein system.

Kolessar, 1982, described the Tyrone stock as being a laccolith that domed overlying Cretaceous sedimentary and volcanic units. This feature has been removed by erosion, so its ultimate size and shape is speculative.

E.  Mineralization and Alteration:

1. Mineralization:

Mineralization in the Burro Mountains District is structurally controlled and is associated with various rock types of different ages, and includes, from oldest to youngest:

1.

Early Laramide gold, silver, and copper mineralization, along with subordinate lead, zinc, bismuth, manganese, and fluorite, associated with large quartz veins that replace Early Laramide composite dikes, and/or Precambrian mafic dikes,

2.

Late Laramide hypogene porphyry copper mineralization (copper and much subordinate molybdenum) associated with the Tyrone quartz monzonite stock (53-57 million years old), and related dikes,  and

3.

Secondary mineralization of Mid to Late Tertiary age formed or modified by supergene processes (weathering and commensurate enrichment or dispersal).  This includes chalcocite blankets at Tyrone, and suspected exotic deposits nearby, in the Sprouse-Copeland-Roadside fault zone.

Although there may be a common time/space genetic relationship between some late dike rocks and a major fault structure that controls gold-copper quartz veins amenable to underground mining, and large open pit secondary enriched porphyry copper deposits in the area, the geology of the Soloro property is not conducive to porphyry copper scale mineralization.  The  mineralization on Soloro’s property appears to be associated with a cymoidal vein/fault structure at least five miles (eight kilometers) long, within which there are two major styles of mineralization that can be separated in time and space into an earlier southwestern half and a later northeast half.  The southwest part of the structure is approximately 2.5 miles (4 kilometers long) and incorporates the east-west-trending Barnett, Wild Irishman, Neglected and Moneymaker prospects, before bending to the northeast where another four kilometer long section encompasses the Roadside and Sprouse prospects, before passing off the property through the Copeland Mine and along the southeast side of the Tyrone Mine.  Several related, albeit smaller prospects occur near the major structure described above.

The southwestern mineralized feature is comprised of a multi-stage quartz vein with massive to breccia to anastomosing network structure and is a few feet to as much as 30 feet (nine meters) wide (Figure 14).  The quartz veins are penecontemporaneous with vertical to steeply south-dipping composite mafic to felsic dikes.  The quartz cuts and replaces several dike varieties, and has a particular affinity for the early mafic dike contacts.  In many places, quartz also replaces and cuts early rhyolite and dacite dikes, although elsewhere, rhyolite dikes have come in after the vein quartz.  The main vein system is bordered for up to 60 feet (18 meters) on either side by smaller dikes.  Ancillary quartz veins and networks ( Figure 15), predominantly occur on the present footwall side, and cut granite and various dike rocks that display moderate to weak sericite and chlorite alteration.  The vein system pinches and swells with the widest and most silicified lenses occupying resistant ridges as much as 200 feet (60 meters) higher than the flat terrain to the south.   Mineralization in the resistant quartz veins is expressed by bands, networks, and pervasive impregnations of fine specular hematite, and by minor networks, fracture-controlled films, pods and dusty impregnations of limonite and neotocite and/or manganese oxides.  Dump samples from deeper in the system contain fracture-controlled films of limonite and malachite, as well as primary sulfide minerals.  These consist of pods and disseminations of chalcopyrite, chalcocite, and covellite, plus some pyrite, galena, unidentified grey sulfosalts, and possibly some sphalerite.  The larger pods occupy open spaces among coarse comb quartz aggregates.   The gold is confirmed by assay data, but it is not visible in hand specimens.

The general geology of the northeast half of the property is similar to that of the southwestern half, but the mineralization differs in its structural setting, and in being relatively enriched in a younger stage of relatively copper-rich minerals.  Spatial relationships suggest that the western and northeastern mineralized zones are both controlled by the same district-scale fault structure.  However, this can only be a reality if this is considered a resurgent structure with at least two periods of mineralization.  The fault structure that controls mineralization in the northeast part of the property clearly cuts across Precambrian and/or Laramide composite dike swarms at the Roadside, Sprouse, and Copeland prospects, as well as across the Tyrone quartz monzonite laccolith where these types of dikes are absent.

37

Accordingly, the mineralization here could be coeval with or younger than the Tyrone porphyry copper deposit and in places could be superimposed upon sites containing products of the earlier mineralizing event.  The mineralization at all three prospects (Figure 16) is composed of films of secondary neotocite and subordinate copper carbonates (malachite and azurite) associated with weak to moderate silicification and chloritic alteration caught up in vertical to steeply east-dipping fault breccia zone as much as ten feet (three meters) wide.  The old time miners quarried portions of the fault zones, but also drifted along nearby quartz veins associated with the composite Laramide dikes.  The only sample of primary sulfides seen in the northeastern area was disseminated chalcopyrite within a silicified rhyolite host rock at the Roadside prospect.

Fifty six samples were collected on and in the vicinities of major mineralized veins and large fault zones in order to characterize and better understand the nature of the mineralization on the property.  The various elements will be discussed from a geochemical standpoint in a subsequent section.  The discussion here is more concerned about the potential economic characteristics of the lode mineralization.   The UTM coordinates and natures of all of the samples are shown in Table II, and the locations are plotted on figures 17 and 18.  Analytical results for gold and copper are also shown in Table II, and pertinent results are plotted on Figures 19, 20, and 21.  The full range of analytical data is available in Appendix II as reported by Skyline Laboratories Inc.  The following findings are apparent from perusal of this data, in conjunction with the author’s other field observations:

·

Samples containing more than 100 ppb (parts per billion) gold and/or more than 100 ppm (parts per million) copper in weathered environments are considered to be anomalous.

·

Samples from the southwestern zone commonly contain anomalously high gold and copper concentrations whereas gold is essentially lacking at mineral occurrences in the northeastern zone, and therefore, a figure for gold results is not included for the northeastern zone.  This data lends weight to the concept of two entirely different mineralizing events occupying a common resurgent fault structure.

·

Oxide copper mineralization in the Sprouse–Copeland fault structure on the Neglected property is likely related to supergene processes that caused the secondary enriched copper blankets at Tyrone.

·

The early stage quartz-hematite bands, veinlets, and impregnations are essentially barren of gold and any other base or precious metals.

·

Abundances of gold and copper in the southwestern area tend to vary directly implying that they were emplaced simultaneously by a common process.

·

Gold-copper mineralization is late in the development of the breccia vein structure and tends to occupy open spaces in the youngest quartz veins.

·

Mineralization in the quartz breccia veins appears to be vertically zoned wherein outcrops at lower elevations are more apt to contain anomalous concentrations of gold and copper, and old workings at deeper levels appear to be richer still, e.g., sample JN-063, from the 150 foot level, with five grams of gold and greater than 1% copper.

·

Gossans within and bordering the main vein system, at higher elevations, in the southwestern area, are not appreciably enriched in gold or copper.

·

Smaller quartz veins and networks of such veins bordering the main vein structure are not appreciably mineralized.

·

Anomalous copper at station JN-050 is curious, and may imply that the Wild Irishman-Neglected trend continues in an easterly direction, along dike contacts, instead of turning to the northeast in the vicinity of the Moneymaker Mine.  The exploration implications should not be ignored.

The two dominant styles of mineralization on the Neglected property have strongly contrasting topographic expressions, with the gold-copper bearing quartz veins in the south westerly half showing high relief and the secondary copper mineralization in the northeast half showing low relief.  However, because of the common presence of copper mineralization, the two features have been assumed to be linked in time and space by all geologists who have written about mineralization in the district.  This may be an incorrect assumption even if one appeals to resurgent activity on an ancestral fault system to explain two different styles of mineralization in a common structure.  Inspection of the Burro Peak 1:24,000 scale 7.5 degree topographic quadrangle shows that there are two major scarps on the south side of Big Burro Mountain, about 1,000 feet (300 meters) apart.  They both have an east-west trend in the southwest part of the property but then both apparently swing north and merge to follow a canyon that is part of a district scale structure called the Sprouse-Copeland fault.  The smaller scarp, to the south has 50 to 200 feet (15 to 60 meters) of relief, and corresponds to the

38

A
B
C

Figure 16: Shear zone mineralization.

A. Fault breccia in silicified granite with abundant films of secondary neotocite.

B. Films of “mossy” neotocite and minor azurite and malachite coat fractures within silicified rhyolite.

C. More azurite coatings in a silicified rhyolite dike.

May 2013

39

738000E
739000E
740000E
741000E
3605000N
3604000N
3603000N
T 20 S
R 16 W
R 15 W
NORTH
0
500 meters
0
2000 feet
Gulch
Grapevine Spring
Spring
23
19
25
26
30
Mines
Prospect
Moneymaker
Neglected
Wild Irishman
Barnett Prospects
Uncle Jimmy Thwaits Mine
Trench
Russel
064-069
069
068
067
066
065
064
070
063
062
061
060
059
058
057
056
054, 055
052
051
030
031
029
028
027
026
025
024
023
022
021
018
017
016
015
019
020
032
033
034
035
037
038
039
6885
7042
6848
6253

Figure 17: Sample location map, series JN-015 to JN-070.
Southwest half of the Neglected claim group.

May 2013

40

741000E
742000E
743000E
3607000N
3606000N
3605000N
Jacks Peak
T 20 S
R 15 W
Communication Towers
MOUNTAINS
Copeland Mine
Sprouse Mine
048
049
047
NORTH
0
500 meters
2000 feet
Interpreted Trend of Mineralized Zone
Spring
Continental Divide Trail
Prospects
041
042
043
040
Roadside Quarry
046
044
045
Hop Williams Mine
038
039
037
050
Keese
7133
6873
7178
7190
6459
6848
7296
6728
6469
6802

Figure 18: Sample location map, series JN-015 to JN-070.
Northeastern part of the Neglected claim group.

May 2013

41

Table II: Samples of Mineralization and Alteration, Neglected Claim Group, New Mexico

Sample #	Prospect	UTM E/N.	Site	Type	Length m	Description	Gold ppb	Cu ppm
JN-015	Bull Qtz	0737855/3603096	Vein	Grabs	7.0	Quartzvein rubble	<5	19
JN-016	Barnett	0737913/3603337	Shaft	Chip		Sheared amphibolite (presumed to border vein structure)	272	868
JN-017	Wild Irishman	0738274/3603360	Shaft	Grabs		Propylitic altered Precambrian granite and dolerite. Trace pyrite, films malachite	975	507
JN-018		0738296/3603367	Vein	Grabs	3.7	Multistage silicic breccia after felsic dike	6	5
JN-019	J. Thwaits	0738319/3602866	Dump	Grabs		Rhyolite porphyry with abundant films of neotocite, minor malachite	1740	569
JN-020	Trench	0738066/3602814	Trench	Chip	4.6	Graphic granite dike cutting PreC. granite. Films neotocite, malachite and limonite	14	2600
JN-021	Wild Irishman Vein System	0738534/3603357	Float	Grabs		Gossanous float along vein trend. Mainly goethite, minor needles specularite	27	805
JN-022		0738521/3603403	Vein	Chip	1.8	Multistage silicic breccia	7	12
JN-023		0738755/3603457	Vein	Grabs		Pervasive early stage grey silicification of vein system	8	4
JN-024		0738949/3603485	FW	Grabs		Silicified and sericite altered Precambrian granite from N. side of vein	<5	3
JN-025		0738949/3603479	Vein	Chip	3.0	Quartz breccia vein	6	2
JN-026		0738949/3603475	HW	Grabs		Silicified and sericite altered granite	<5	3
JN-027		0739020/3603483	Vein	Chip	2.1	Massive light grey early stage quartz vein	6	2
JN-028		0739195/3603508	Vein	Grab		Massive light grey early stage quartz vein	<5	3
JN-029		0739195/3603514	FW	grab		Quartz-specularite vein, banded	<5	2
JN-030	Money-maker	0740627/3603685	FW	Chip	O.6	Silicified zone at dike-Precambrian contact. Traces pyrite and chalcopyrite	38	473
JN-031		0740510/3603658	Vein	Grabs		Chalcedonic silica lens, on strike with Neglected Mine vein	10	51
JN-032		0741383/3604018	Dike	Grabs		Large felsite dike, fine quartz veinlets, minor films and disseminations limonite	6	4
JN-033		0741122/3604064	Vein	Grabs		Aphanitic to granular quartz. Films hematite	25	14
JN-034		0741105/3604051	Vein	Chip	3.1	Similar to above. Bearing 55°/65°S	44	8
JN-035		0741066/3604036	Vein	Chip	1.5	Satellite E-W silicified zone	168	27
JN-036		0741066/3604030	FW	Grabs	6.10	Chloritized Precambrian granite and diorite country rock between main veins	15	27
JN-037		0741355/3604313	Vein	Chip	1.8	Quartz breccia vein after rhyolite dike.	<5	6
JN-038		0741355/3604310	HW	Grabs		As above, minor films limonite	6	51
JN-039		0741355/3604318	Vein	Grabs	1.8	Granular vuggy quartz cutting dacite dike	8	14
JN-040	Roadside Quarry	0742233/3605199	Vein	Chip	0.6	West-southwest trending silicified zone	8	832
JN-041		0742301/3605298	Dike	Chip	0.9	Dacite dike, sheared and silicified. Neotocite films.	7	598
JN-042		0742303/3605304	Dike	Chip	0.6	Northern footwall contact of dacite dike trending 85°70°S	11	301
JN-043		0742263/3605232	Muck	Grabs		Boulders silicified rhyolite dike, K-spar alteration, Neotocite and azurite films	7	483
JN-044	Hop Williams	0741648/3605086	Adit	Chip	0.9	Diabase/lamprophyre dike, chloritic alteration	17	1440
JN-045		0741648/3605088	Adit	Chip	0.6	Sheared granite on FW side of mafic dike	8	824
JN-046		0741648/3605087	Adit	Grabs	0.1	Bull quartz vein in sheared Precambrian granite	8	68
JN-047	Sprouse	0742836/3607192	Pit	Grabs		From east wall of pit, sheared graphic granite with films neotocite	8	575
JN-048		0742819/3607201	Shaft	Grabs		From muck pile, Granite with K-spar alteration and films secondary neotocite	14	198
JN-049		0742809/3607166	Fault	Grabs	6.1	Gravely unconsolidated fault breccia with abundant neotocite coatings on fragments	8	369
JN-050		0742620/3604215	Float	Grabs		Granite float with pods and seams neotocite, in granite, on N. side of rhyolite plug	34	457
JN-051	Neglected Vein System	0739390/3603552	Vein	Chip	0.1	Quartz-specularite vein associated with narrow composite pegmatite/dolerite dike	22	75
JN-052		0739421/3603539	Veins	Grabs	0.9	Pegmatite rib in granite cut by quartz networks and seams Mn oxides	13	21
JN-053		0739423/3603512	Veins	Chip	0.9	Quartz networks in granite, minor limonite and Mn oxides	8	79
JN-054		0739419/3603502	Veins	Chip	2.7	Quartz stockworks comprising main vein. Trace limonite	7	6
JN-055		0739419/3603499	Veins	Chip	0.9	Hanging wall side of main vein structure near granite contact	6	6
JN-056		0739423/3603480	Vein	Grab	0.1	Aphanitc purple (hematite impregnated) quartz vein. Later clear quartz veinlets	<5	7
JN-057		0739344/3603503	Vein	Grabs	4.6	Coarse quartz vein-breccia with xenoliths hematite impregnated aphanitic dike	<5	3
JN-058	Neglected Vein System	0739581/3603492	Vein	Chip	2.4	Multistage quartz breccia vein	203	59
JN-059		0739688/3603515	Vein	Chip	1.2	Quartz breccia vein. Massive aphanitic grey (hematitic) cut by clear quartz networks	55	104
JN-060		0739688/3603512	Vein	Chip	0.9	As above, but grey fragments are just silicified ghosts	17	35
JN-061		0739685/3603509	Float	Grabs		Porous gossanous goethite boulders rich in residual specularite	<5	49
JN-062		0740065/3603567	Pit	Chip	1.8	Dacite dike cut by quartz networks, on footwall side of main vein (N. side)	5	267
JN-063		0740220/3603580	Muck	Grabs		Around main shaft. Granular vein quartz with pods chalcopyrite, chalcocite, pyrite	5000	>10000
JN-064		0740090/3603545	Adit	Chip	1.5	Near portal, S side. Sheared Precambrian granite. Jarosite and melantorite crusts	658	2910
JN-065		0740090/3603546	Adit	Chip	1.5	Purple to grey aphanitic dike rock. Fine quartz networks	1854	6120
JN-066		0740090/3603548	Adit	Chip	1.5	Pods chalcopyrite and pyrite. Crusts copper sulfate and native sulfur	2648	4940
JN-067		0740090/3603549	Adit	Chip t	1.5	Silicified dike rock. Minor quartz veinlets	707	1510
JN-068		0740089/3603551	Adit	Chip	1.5	Highly silicified porphyritic dike rock, shattered hornfelsic.	22	513
JN-069		0740089/3603552	Adit	Chip	1.5	Purplish grey silicified dike rock. Quartz veinlets. Granite contact near end of drift.	<5	278
JN-070		0739932/3603546	Pit	Chip	1.8	Quartz veins at alaskite dike and PreC. granite contact, all N. of main quartz vein	<5	86

Explanations: Sample series JN- 001-JN-015, and JC-091 and JC-092 are from other projects. UTM, Zone 13, NAD27, Continental USA. FW = footwall. HW = hanging wall.
Note: 10,000 ppm = 1.00 percent, and 1,000 ppb = 1gram per tonne or 1 part per million. PreC. = Precambrian.

42

738000E
739000E
740000E
741000E
3605000N
3604000N
3603000N
NORTH
0
500 meters
0
2000 feet
T 20 S
R 16 W
R 15 W
Gulch
Grapevine Spring
Spring
23
19
26
25
30
Mines
Prospect
Moneymaker
Neglected
Wild Irishman
Barnett
Prospects
Russel
Trench
Uncle Jimmy Thwaits Mine
069
068
067
066
065
064
064-069
070
063
062
061
060
059
058
057
056
054, 055
052
051
029
028
027
026
025
024
023
022
021
018
017
016
015
019
020
030
031
032
033
034
035
037
038
039
>1,000 ppb Au
>100 ppb Au
016 = sample site

Figure 19: Anomalous gold values in the southwest part of the Neglected claim group.

May 2013

43

738000E
739000E
740000E
741000E
3605000N
3604000N
3603000N
T 20 S
R 16 W
R 15 W
NORTH
0
500 meters
0
2000 feet
Gulch
Grapevine Spring
Spring
23
19
25
26
30
Mines
Prospect
Moneymaker
Neglected
Wild Irishman
Barnett Prospects
Uncle Jimmy Thwaits Mine
Trench
Russel
069
068
067
066
065
064
064-069
070
063
062
061
060
059
058
057
056
054, 055
052
051
029
028
027
026
025
024
023
022
021
018
017
016
015
019
020
030
031
032
033
034
035
037
038
039
6600
6800
6900
6885
6500
6400
6300
6253
7042
6848
>1,000 ppm Cu
>100 ppm Cu
016 = sample site

Figure 20: Anomalous copper values in the southwest part of the Neglected claim group.

May 2013

44

741000E
742000E
743000E
3607000N
3606000N
3605000N
R 15 W
T 20 S
Jacks Peak
Communication Towers
MOUNTAINS
DIVIDE
Copeland Mine
Sprouse Mine
048
049
047
NORTH
0
500 meters
0
2000 feet
Zone
Mineralized
of
Trend
Interpreted
Spring
Spring
Continental Divide Trail
Prospects
041
042
Roadside Quarry
040
043
044
046
Hop Williams Mine
045
038
039
037
050
>1,000 ppm Cu
>100 ppm Cu
041 = sample site

Figure 21: Anomalous copper values in the northeast part of the Neglected claim group.

May 2013

45

Neglected mine vein system.  The larger feature to the north is less obvious but it is the main south slope of the Big Burro Mountains, and has about 200 to 500 feet (60 to 150 meters) of relief.  Its cause has not yet been investigated in the field, but is presumed to be fault-controlled.  It may be that the Sprouse-Copeland fault has something to do with the larger scarp.  It follows then that the large vein structure in the southwest half of the property need not be related in time and space to the Sprouse-Copeland system.

2. Alteration:

Hydrothermal alteration of propylitic rank has taken place around large dikes and plugs, as well as bordering the large quartz-breccia veins.  The alteration halo is about one to two times the width of the causative vein or dike, and manifests itself by chloritization of mafic minerals (hornblende and pyroxene in mafic dikes, and biotite in the Precambrian granite), with minor sericite occurring at the expense of potash feldspar close to the intrusive contact.  Plagioclase grains in mafic dikes and some plagioclase-bearing Precambrian intrusive variants also display saussuritic alteration within the alteration halo.

Tertiary and younger fault zones, including the large Sprouse-Copeland fault, are comprised of rock flour and breccia clasts of varying sizes, but do not display any recognizable hydrothermal alteration facies on the Neglected property.

VIII. Deposit Types:

Mineral deposits on the Neglected claim group have already been described in terms of regional and local geology, and in terms of the nature, styles, and shapes of mineralization visible at surface and in old exploration and mining workings.  The purpose of this section is to place the deposits into a conceptual model that can be used as an overall guide in the planning of exploration programs, and to help interpret exploration results of ongoing exploration programs.  The following types of deposits are known in the Big Burro Mining District, and their relevance to what has been found on Soloro’s property will be examined in the following sections:

·

Porphyry copper deposits,

·

Low sulphidation epigenetic gold-copper veins, and

·     Oxide copper mineralization

A. Porphyry Copper Deposits:

Because of the huge economic implications, the first possibility that one must look at is the potential for porphyry copper mineralization on the Neglected claim group.   The dominant type of mineral deposit in the region is the nearby Tyrone supergene enriched porphyry copper orebody, and it is very likely that Tyrone and the mineralization on Soloro’s property share some relationships in terms of time, space, and parentage.  The Tyrone deposit is shaped like an equilateral triangle 2.5 miles (four kilometers) to a side.  Primary (hypogene) mineralization occurs as veins, breccia and stockworks of quartz, chalcopyrite, and subordinate molybdenite, plus minor gold and silver minerals, hosted in a laccolith called the Tyrone quartz monzonite.  The laccolith has a very irregular base and is fed by a swarm of felsic dikes and larger plugs.  The hypogene mineralization is genetically related to emplacement of the Tyrone stock, and occurs both within the stock and in the underlying Precambrian granite.  Weathering of the stock over several millions of years has leached-out the copper from near the surface and re-precipitated it as a blanket a few feet to 300 feet thick (a few to 90 meters) that slopes off to the northeast, beneath zero to 600 feet (180 meters) of weathered overburden.

In the author’s opinion, the Neglected property does not contain any quartz monzonite stocks or other intrusions that are permissive of hosting porphyry copper mineralization or derived supergene-enriched chalcocite blankets!

B.  Low Sulfidation Quartz-Sulfide Gold-Copper Deposits:

The vein system on the Neglected claims has many of the characteristics of epithermal vein deposits, but does not easily fit into any of the classifications currently in vogue.   McLemore, 1996, classified several dozens of New Mexico copper deposits into 13 different groups based on age and deposit style, and referred to the vein deposits in the Burro Mountains as Laramide Cu (Ag, Au) deposits, Model 22c, according to the USGS’s (United States Geological Survey’s) 1986 classification system.  However, Model 22c is designed to accommodate polymetallic veins rich in silver, lead and zinc with a quartz-carbonate gangue that formed at shallow crustal depths, albeit associated with felsic intrusions.  In the last 20 years there have been major advances in the understanding of mineral deposits formed in continental margin settings in association with calc-alkaline igneous activity.  This has led to an unfortunate tendency to force all epigenetic vein systems into either what are called low sulphidation epithermal deposits, or high sulphidation epithermal deposits.   Phanerozoic circum-Pacific epithermal vein systems form at relatively shallow depths in the earth’s crust (< 1,500 meters) and at relatively low temperatures (< 300º C), (Simmons, White and Johns, 2005).  The contained metals may be derived from country rocks at depth by leaching by circulating hot waters, they may be aqueous magmatic emanations, or they may be a combination of both.  Precipitation of the valuable elements is promoted by one or more of three mechanisms involving mixing with groundwater, boiling, or reduction by sulphide or carbon-rich strata.  Epithermal vein systems are commonly confusingly classified as to high or low sulphidation which means on one side (for high sulphidation), a high ratio of sulphur to metal (high sulphur fugacity) or high oxidation state of gangue minerals, whereas low sulphidation veins have low sulphur fugacities and lower valences, and minerals with lower sulphide concentrations.   Sillitoe, 2003, based on earlier work by Hedenguist and others, compiled several useful tables of field characteristics by which one can distinguish the various styles of epithermal mineralization.  Einaudi and others, 2003, gives a useful explanation and discussion of the sulphidation concept.  Some characteristic features of epithermal mineralization, with field applications,  are noted in Table III.  The center column shows comparable parameters as noted in the Barnett-Neglected-Moneymaker vein system.

On a practical basis, a number of geologists have had difficulty fitting their projects, particularly ones relatively rich in copper, into the high and low sulphidation parameters.  They are also finding that epithermal style mineralization extends below formational depths greater than 1.5 kilometers.   This has resulted in widespread appeal to rather unspecific “intermediate sulphidation”mineralization.  One of the world authorities on circum-Pacific orebodies, Greg Corbett, 2005, has formulated a better ore model that the writer (Juhas) believes fits these un-pigeonholed observations, and which may be applicable to the Neglected property.  Corbett considers the model to be a low sulphidation variant which he calls the “quartz-sulphide Au ± Cu”system, with characteristics as shown diagrammatically in Figure 22, and as described below:

46

Table III

Distinguishing Characteristics of Types of Epithermal Mineral Deposits, Sillitoe 1993, and Simons and others, 2005, Neglected Mine Data, Juhas 2013

Parameter	High Sulphidation	Neglected	Low Sulphidation

Ore fluids	Saline, acidic (low pH), bisulphide ions, in mainly magmatic fluids	No information	Saline , neutral pH., chlorine ions, in mainly meteoric fluids
Depth	Surface to1.5 km	Below boiling zone to top of causative intrusive	Surface to1.5 km
Alteration	Aerially extensive blankets and bodies	Restricted, commonly rather subtle veins	Restricted, commonly rather subtle veins
Key alteration assemblages	Proximal quartz +alunite + pyrite ± pyrophyllite ± dickite ± kaolinite, with propylitic distal	Minor proximal quartz muscovite, with distal propylitic	Quartz ± adularia ± illite ± pyrite, with deep propylitic and shallow zeolitic haloes. Local chlorite or roscoelite (V-mica)
Ore types	Au ± Ag ± Cu	Cu-Au-Ag ± Zn ± Pb	Au-Ag, Ag-Au, Ag-Pb-Zn
Quartz types	Replacement origin, fine grained, massive to slaggy or vuggy	Massive generally fine grained , breccia structure common, minor banding and cockade structure	Open space filling, chalcedonic, crustiform, colloform, cockade, bladed (pseudomorphs after calcite)
Carbonate gangue	Absent	Absent	Ubiquitous, often Mn-rich
Other gangue	Widespread barite in ore zone, native sulphur in open spaces	Minor barite and specular hematite. Local fluorite.	Local barite and fluorite, commonly above ore zone
Style	Common broadly disseminated veins, stockworks and disseminations	Veins, stockworks and disseminations. Local open space filling (comb structure)	Generally in dilatent vein structures with definite tops and bottoms to ore zones
Sulphide abundance	10% to 90%, mainly fine grained, often laminated pyrite	1% and greater, dominantly chalcopyrite, less galena and pyrite	1% to 20% (usually < 5%), predominantly pyrite
Key sulphides	Copper sulphosalts (enargite, luzonite), copper sulphides (Chalcocite, covellite, bornite)	Chalcopyrite, less galena, and pyrite, minor sphalerite and sulfosalts	Sphalerite, galena, tetrahedrite, minor chalcopyrite
Metals present	Cu, Au, As, (Ag, Pb)	Cu, Au, Zn, Ag, Pb	Au and / or Ag (Zn, Pb, Cu)
Minor metals	Bi, Sb, Mo, Sn, Zn, Te (Hg)	Bi, Mn, U	Mo, Sb, U, As (Te, Se, Hg)
Host rocks	Generally within or beneath stratovolcanoes	Batholith and later dikes beneath eroded volcanic pile	Within volcanic piles or in basement rocks
Ore controls	Stockworks, volcanic strata, faults, domes	Steep conjugate normal and strike-slip faults. Regional dome	Normal and thrust faults, bedding, unconformities or other aquitards, domes

47

·

The deposits show a vertical transition and paragenesis from quartz-sulfide veins containing gold and copper at depth, near the intrusive source, to mid-level carbonate veins containing gold and silver, to true epithermal gold-silver veins at shallow depths.

·

Quartz-sulphide Au ± Cu deposits at deeper crustal levels tend to exploit pre-existing structures and commonly display a close relationship to porphyry Cu-Au intrusions, locally representing the porphyry-epithermal transition, commonly described as D veins in the early porphyry Cu literature (Gustafson and Hunt, 1975).

·      Quartz-sulfide Au ± Cu deposits are characterized by a quartz gangue which locally may contain barite.  Sulfide content may vary from as little as 1%, to more than 50%.

·

Deposits display pronounced mineral zonation with varying levels of crustal formation.  The deepest levels contain pyrite and chalcopyrite (and sometimes pyrrhotite), with lesser specular hematite and magnetite.  At higher structural levels the pyrite may pass into marcasite and/or arsenian pyrite, with opal or chalcedony being the siliceous component.

·

Examples of quartz-sulfide Au ± Cu deposits include sheeted veins in some Maricunga Belt, Chile and Cadia, Australia porphyry Au deposits, as well as steep dipping lodes within pre-mineral structures (Mineral Hill and Adelong, Australia, Bilimoia [Irumafimpa]), Papua New Guinea, Jaing Cha Ling, China, Rawas, Indonesia, or stockworks and sheeted veins as at Nolans, Australia, and deeper parts of Porgera, Papua New Guinea and Kelian, in Indonesia.

C.  Exotic Copper Mineralization:

The discussion above concerns the hypogene copper-gold deposits in the southwestern section of the property.  The mineralization in the northeastern part of the claim group, as exposed at the Roadside, Sprouse and Copeland prospects, is more enigmatic.  The common characteristics in each of the three deposits there are:

·

Precambrian granite cut by swarms of east-west-trending felsic and mafic dikes, with locally introduced narrow zones of quartz-sulfide mineralization following the same trend.

·

A major steeply east-dipping northeast trending fault, the Sprouse-Copeland fault, essentially unconsolidated and un-lithified, in the order of 10 feet (three meters) wide cuts and contains gouge from the composite dikes and contained mineralization.

·

A lack of evidence that the Sprouse-Copeland fault ever contained northeast trending dikes or potentially mineralized quartz veins.

·

The reality is that underground workings at the Sprouse and Copeland prospects were driven in an easterly direction to pursue the east-west trending quartz-sulfide mineralization, not the exotic copper mineralization in the northeast trending fault zone.  (No underground excavations are in evidence at the Roadside prospect.)

48

HIGH SULPHIDATION
LOWER SULPHIDATION
diatreme
silica
BRECCIA
steam heated alteration
permeable horizon
LITHOLOGICAL
STRUCTURAL
EPITHERMAL QUARTZ Au-Ag
O
A
B
S
MnO2
SEDIMENT HOSTED REPLACEMENT Au
limestone
marl
REPLACEMENT
SKARN
travertine
diatreme
CARBONATE-BASE METAL Au
QUARTZ SULPHIDE Au ± Cu
PORPHYRY Cu Au
RIFT
acid sulphate alteration
sinter
phreatic breccia
EPITHERMAL BANDED CHALCEDONY GINGURO Au-Ag
meteoric water
POLYMETALLIC Ag-Au
MINERALIZATION
Banded tension vein
Fissure vein
Sheeted vein
Stockwork vein
Breccia fill
Lithological control
Disseminated
Fluid mixing
2005mod
FLUIDS
Rising mineralised magmatic fluid
Circulating meteoric-dominant water
Collapsing evolved fluid
A - low pH
B - bicarbonate
O - oxygenated
Rising volatiles

Figure 22: Conceptual model illustrating styles of magmatic arc Au-Ag-Cu mineralization, from Corbett, 2005.

May 2013

49

The northeast trending Sprouse-Copeland fault zone contains secondarily introduced copper oxides (neotocite) and carbonates (malachite and azurite) that appear to be in excess of what the adjacent hypogene vein mineralization could produce.

·

Gillermanreported that the mineralization at the Sprouse and Copeland prospects was in excess of 100 to 150 feet (30 to 45 meters),

butthis is unlikely to be a true thickness, as it appears to have been measured in the plane of the fault, at obtuse angles to the zone of older mineralized dikes and associated quartz veining.)

The above data suggests that the secondary oxide and carbonate copper mineralization within the Sprouse-Copeland fault may be a type of mineralization known to the industry as “exotic copper mineralization”.  This is a style of mineralization commonly found in many parts of the world within 10 miles (16 kilometers) of exposed porphyry copper deposits, Tyrone being no exception insofar as such mineralization was mined there in the past, on the east side of the mine.  What happens in this process is that the weathering of copper and iron sulfides produces ferric and cupric ions in sulfuric acid solution that migrates away as groundwater, following porous fault structures, and/or unconsolidated gravels bordering the primary sulfide deposit.  Reaction with country rocks in the path of transport, or reaction along the way with alkaline groundwater, causes the iron and copper to precipitate out as secondary copper minerals hosted by the fault zone and or overlying gravels.   Iron is less soluble than copper so precipitates out closer to the source whereas the copper can travel much greater distances where it can be precipitated as complex mixtures of copper oxides, silicates, and/or carbonates.

The idea of secondary copper minerals in the Sprouse-Copeland fault zone being of exotic origin is the author’s currently favored explanation, but it is only a working hypothesis, and much more field work is required to see if the concept holds up, and/or if it has economic potential.

IX. Exploration:

A.  General:

SoloroGold has owned the Neglected claim group for less than a year and has plans to initiate a major exploration program to evaluate the copper and gold potential of the Neglected property.  Accordingly, the primary purpose of this report is to plan and recommend a logical and cost-effective future exploration program. The author’s field observations, coupled with the historical data, and new geochemical analyses are the bases for the various interpretations outlined in various sections of this report, and for the ultimate conclusions and recommendations.

Despite over a hundred years of sporadic mining and exploration activities, the Neglected property is still at an early exploration stage.  In the early days exploration adits and pits and shafts were driven or sunk on prospective structures with the expectation that such would quickly encounter ore and lead to immediate payback.   Surface workings and mineralized outcrops are still accessible, but the deeper cuts and underground workings are no longer accessible due to having been bulldozed over for safety and environmental purposes in the past 50 years.  Churn and diamond drilling took place on the property at various sites between about 1910 and 1960.  Unfortunately, the locations, attitudes, lengths and results of this work have been lost to time.  As far as can be determined, there has been no significant exploration work performed on the property during the past 50 years beyond the preliminary mapping and sampling carried out by the author earlier this year, the results of  which have been synthesized over the past two months into this report.

The geology and mineralization has been described in earlier chapters so will not be reiterated here.  However, aspects of the sample data pertinent to project geochemistry will be discussed following the discussion of mapping procedures.

Available geological and geochemical data were plotted at a scale of 1:15,000 for ease of handling and for comparisons, and it is expected that larger scale maps will be used as more detailed information becomes available.  The maps used to illustrate this report are direct reductions to various scales.  (All maps and illustrations in this report are available in pdf and jpeg formats for use by others in future exploration programs.)

B.  Geological Mapping:

The publicly available descriptions of the geology of mineral prospects on the Neglected property are limited and are somewhat dated especially insofar as the exploration profession’s understanding of processes involved in the genesis of valuable mineral concentrations has made substantial progress over the more than 60 years since Gillerman did his field work in the district (1959-1961).  Accordingly, the author’s approach was to visit all known mineral prospects on the property and to make independent observations of the rock types and styles of mineralization visible at each prospect.  Samples of potentially interesting mineralization were collected at the same time for analyses at a certified laboratory.  Roads and hiking traverses to, from, and between prospects were generally mapped at the same time.   In general, the author has tried to work with the rock types identified by previous workers, but in the main, for facility in the field, has “made his own calls”based on what he could see in the rocks under standard achromatic 7- and 14-power hand lenses.

The purpose of the mapping was to understand the bedrock geology along with patterns of rock alteration and mineralization.  The work was carried out by the writer, without the help of assistants. (The terrain is open with easy access, so cut lines were unnecessary.)   The mapping employed a station system with GPS control, and descriptive notes were taken of lithologies, structural attitudes, and the nature of mineralization at each site where a feature of interest was identified.  The stations included natural outcrops, plus float and rubble-crop, as well as ancient exploration pits, shafts and tunnels.  GPS coordinates and field notes are available for 143 outcrop stations examined by the writer on his visit, including one crosscut at the Neglected Mine.  Geological interpretations of the areas visited were originally plotted on enlarged topographic maps at a scale of 1:15,000 so as to easily work with the UTM metric grid control.  Figures 12 and 13 are reductions of these maps.

50

C.  Surface Geochemistry:

Solorohas not yet carried out any systematic geochemical surveys on the Neglected property.  However, there is much useful data available from the samples collected during the author’s April 2013 visit to the property that may have a bearing on surface geochemistry and on the conduct of future exploration programs.  The 56 samples collected at the time were analyzed to ultra low geochemical thresholds for 49 elements.  The resulting data about the ranges in values, and the distributions of the various elements have important implications for the planning of future exploration programs.   The full data set is available in Appendix II, and UTM coordinates are available in Table II, with all locations plotted on maps, as Figures 17 through 21.

To determine whether elements are present in anomalous concentrations, geochemists commonly refer to the element’s Clarke, one Clarke being the average concentration of that element in the earth’s crust (reference AGI data sheet 57.1). Depending on the elements in question, Clarkes are measured in percent for some elements like iron, calcium, sodium and potassium, and in parts per million (ppm) for most of the other elements, except for the precious metals and some other rarities that are measured in parts per billion (ppb).  To be commercially successful, most elements need to be present in concentrations in the order of 10 to 100 Clarkes.  The author has examined the ranges of concentrations of the 49 elements analyzed, with the following observations:

·

The following elements are nowhere present on the property in concentrations exceeding five Clarkes: aluminum, antimony, arsenic, beryllium, calcium, cadmium, chromium, cesium, iron, gallium, germanium, hafnium, mercury, indium, potassium, lanthanides, lithium, magnesium, sodium, niobium, nickel, phosphorous, rhenium, sulfur, antimony, scandium, tin, strontium, tantalum, thallium, titanium, vanadium, yttrium, and zirconium.  These will not be discussed further except to note that the presence of arsenic, antimony, mercury, and thallium on this list is problematical because worldwide, these elements are commonly considered to be important indicators of or pathfinders to epithermal mineral deposits, confirming the writer’s earlier postulates  that the deposits on the property are not typical epithermal types.

·

Concentrations of the following elements tend to vary directly with each other and it is presumed that they have been emplaced simultaneously:

1.

Late sulfide veins and open-space fillings of gold, copper, silver, bismuth, lead, selenium and strontium.

2.

Mineralized shear zones (faults) contain the following assemblage: copper, manganese, bismuth, molybdenum, lead, zinc, and cesium.  Gold is essentially absent in all (unless enclosed in earlier vein clasts), and silver is absent in most, although the Roadside Quarry, with three samples between 14 and 35 ppm silver is a noteworthy exception.

3.

The only significant metal in quartz-hematite veins is iron.

·

The highest gold and copper grades (5 gpt gold and better than 1% copper) occurred in the deepest, un-weathered portions of the major quartz breccia veins.

·

The samples richest in copper and gold also contained more than 150 gpt silver (i.e., more than four ounces per ton).

·

Lead and copper vary together in about the same percentages in most samples, suggesting that lead might be a good proxy in surface samples for deeper sulfide zones over which the near surface copper may have been leached out by weathering processes.

·

Zinc, with a high reading of only 782 ppm, is nowhere plentiful on the property.

·

Barium and zinc travel together and tend to occur along strike of places with higher gold and copper values.  This may represent a distal zoning pattern in mineralized structures.

·

The region was prospected for uranium during the mania of the 1950’s and 1960’s, and Gillerman, 1964, referred to the uranium potential on the property.  However, the two highest uranium values encountered (275, and 20 ppm respectively) are economically inconsequential.  Thus, uranium is not expected to have any commercial value on one hand, nor is it likely to be a deleterious contaminant on the other.

X.  Drilling:

The historic record indicates that several prospects on the Neglected claim group were subjected to shallow drilling in the past, as outlined below:

·

Trench:  One early 1900s vintage churn drill hole,

·

Neglected:  One diamond drill hole, 1949.

·

Hop Williams:  An unknown number of churn and diamond drill holes in the 1950s,

·

Moneymaker:  Two 120-foot and nineteen 100-foot diamond drill holes in 1958 and 1959, and

·

There is a drill pad that looks to be about ± 25 years old at the Wild Irishman site.

·

There is no extant data about drill hole sizes and attitudes, or about rock types or mineralization encountered in any of these drill holes.  Similarly no core or cuttings are available for study.

51

XI. Sample Preparation, Analyses and Security:

A.  Sampling Method and Approach:

Field exploration generally involves four different types of samples of differing quality and purpose.  They include soil, grab, chip, and channel, in order of increased sample precision.  Channel samples may be used in resource and reserve calculations, but the others may not be so used.   Soil samples are collected in areas lacking bedrock exposures under the theory that fine particles or solutions caused by the weathering and/or erosion of bedrock mineralization have migrated and become concentrated in the soil profile.  Soil anomalies then have the potential of reflecting zones of bedrock mineralization requiring further exploration.  Grab samples are collected from muck piles (mine dumps), float (boulders that are thought to be close to the bedrock source), and from small weakly mineralized bedrock portions.  These are generally one or more pieces of the “better-looking”material that are knocked off the rock with a hammer.  They are not necessarily representative of the rock as a whole, and are taken to see if anything of value including base or precious metals, and/or indicator elements are present.  Chip samples are collected where stronger and/or wider mineralization is encountered in outcrops and in old pits and underground workings.  In this process chips of about the same size are collected side by side across the interval of interest.  Hard rock is broken with a geologist’s hammer, and softer material is dug out with the pick end of the hammer, the objective being to collect a sample as uniform and representative as possible.   Channel samples are continuous linear equidimensional samples cut by hammer and chisel, or power diamond-blade saw from the bedrock to a particular depth and width.

The samples collected on the Neglected property were grab samples and chip samples.  They generally weighed between one and three pounds (45-136 grams), and once bagged were handled, prepared for analyses, and analyzed by the same processes.  All samples were collected in labeled cloth bags 7”x 12.5”(18 x 32 centimeters), and aluminum tags with the sample nomenclature were tied to bushes near most of the sample sites.

B.  Sample Security:

Samples collected in the field were placed in large woven plastic sacks, each with a capacity of 15 to 20 samples, and stored under lock and key in the back seat storage area of the writer’s 4wd crew cab pick-up truck.  At the end of the field work, the samples were hand delivered by the writer to the loading dock of Skyline Laboratories Inc, in Tucson, Arizona, where Skyline’s technicians took control of the samples.  The technicians counted the samples and laid them out in numerical order to be sure there were no number mix-ups or samples missing.  Then the samples were carted to the preparation facility.

C.  Sample Preparation:

Sample Preparation was carried out according to Skyline’s code SP-01 which involves the following steps:

·

Ensure the sample is dry,

·

Crush the entire sample to where more than 75% passes through a -10 mesh screen,

·

Split out approximately 250 grams and pulverize with steel rings and puck to where more than 95% passes through a -150 mesh screen,

·

Deliver the entire pulped sample to the analytical facility, with rejects going to storage.

D.   Analytical Procedures:

All analytical results are from Skyline Laboratories, Inc., an ISI 17025 accredited laboratory.  Gold fire assays were carried out on all samples according to Skyline code FA-01, with over-range values re-assayed according to Code FA-02.  Forty nine other elements were determined by a quantitative mass spectrometer scanning technique according to code TE-3.  Specifics follow:

·

FA-01 is a “one assay ton”fire assay procedure.  It utilizes a 30 gram sample that is melted in a cupellation furnace to produce a gold bead that is then dissolved in acid with the gold values being determined by the AA (atomic absorption spectrometry) technique.  This process has extreme low range gold sensitivity and accuracy, but errors may occur if more than 3 g/t gold are present.  In such cases, under code FA-02, a duplicate sample is cupellated, but this time the gold bead is weighed by a sensitive scale, with results posted in grams per tonne instead of ppb.

·

Code TE-3 is a high precision geochemical technique designed to detect very low concentrations of a broad spectrum of elements of interest to the exploration fraternity.  It utilizes a one gram pulp sample that is dissolved (digested) in hot Aqua Regia, and then analyzed by the ICP/MS (Induction Coupled Plasma/Mass Spectrometer) technique.

·

For quality control purposes, Skyline periodically ran twelve check assays on Soloro’s samples and another twelve check assays on twelve laboratory standards.

Certified analytical results from the recent sampling on the Neglected claim group are included in Appendix II.

52

XII. Data Verification:

The NI 43-101 report is a technical document.  The author generated most of the data and interpretations in this report, and he stands by its veracity.

The author has not undertaken independent due diligence studies with regard to the following matters as they are outside his competency, and his general terms of reference:

·

Property ownership,

·

Encumbrances or other legacy issues,

·

Environmental and archeological factors,

·

Permitting issues,

·

Social or community impact issues, or

·

Mineral quality or metallurgical and/or mineral beneficiation characteristics.

XIII. Mineral Processing and Metallurgical Testing:

There have been no specific beneficiation or metallurgical tests performed on mineralized samples from the Neglected property.

XIV. Mineral Resource Estimates:

The Neglected property is considered an early stage exploration project, and there has been insufficient exploration work done on the property to define any type of resource acceptable under the Canadian NI 43-101 standards, or the more stringent American standards.

XV. Mineral Reserve Estimates:

There are no modern mineral reserve estimates.

XVI. Mining Methods:

This topic cannot be considered in detail until feasibility studies are available.  Suffice it to say that given the nature of known mineralization on the Neglected property being controlled by vein and fault structures, it is anticipated that all future mining operations will employ underground mining methods.

XVII. Recovery Methods:

Primary (hypogene) mineralization in quartz-sulfide veins below the level of oxidation are “complex ores”with demonstrable gold-silver-copper-lead values.  As a first pass, this mineralization will require crushing and grinding, after which sulfide liberation may be accomplished by gravity and/or froth flotation methods.  Separation of saleable concentrates would likely require froth flotation methods.

XVIII. Project Infrastructure:

The project is near a major highway and a full complement of mining infrastructure exists within eight miles (thirteen kilometers) at the Tyrone Mine.  Trained personnel suitable for all phases of mining operations are available within daily commuting distances, at Silver City and Lordsburg.  Water for milling operations will require permitting deep wells.

XIX. Market Studies and Contacts:

Such studies have not yet been undertaken.  It is premature to consider sales contracts for undiscovered resources.

XX. Environmental Studies, Permitting and Social or Community Impact:

Environmental studies and social or community impact studies have not yet been undertaken, and exploration permits have not yet been sought from state or federal agencies responsible for these matters.  Preliminary environmental and archeological studies will need to be carried out before exploration permits authorizing construction of roads, drill pads and trenches will be issued.

The property is in an area with a long mining history and a population that supports the industry.  Nevertheless, it is never too early to develop good public relations and goodwill by keeping the local populous informed of developments, and by doing all works in a safe, transparent and responsible manner.

XXI. Capital and Operating Costs:

At this time it is premature to consider capital and operating costs of a mining operation.

53

XXII. Economic Analysis:

Aside from cost estimates of a first phase exploration program, no project scale economic analyses have been undertaken.

XXIII. Adjacent Properties:

Except for the Copeland patented claim that adjoins the northeastern corner of the Neglected claim group, the lands on all sides of the present property are public lands open to the staking of unpatented mineral lode claims.  The author is unaware of any mining or exploration activity in the proximity of the Neglected claim group, and the Copeland Mine appears as though it has been dormant for several years.

The writer’s examination of Soloro’s Neglected property was based on his own field mapping and sample collection plus a study of available historical information.  Accordingly, the present report is not significantly benefitted, impacted or influenced by any news or reports concerning neighboring properties.

XXIV. Other Relevant Data and Information:

Mining is a sustaining industry in this part of New Mexico, and most of the population recognizes the importance of mining to their local communities and personal well being.  No extraordinary environmental or regulatory restrictions are anticipated with respect to the project area.  Nevertheless, there is an expectation that all works will be carried out to the highest sensitivities and standards, particularly as regards coexisting land uses (ranching, recreation and hunting.)

A.  Environmental Issues:

Grant County obtains much of its employment and tax income from mining and it is expected that authorities will be cooperative.  Nevertheless, there are two factors that should be handled with delicacy.  Firstly, White Signal a few miles to the east of the property has attracted some older out of state residents who are retiring to the local highlands for its climate and outdoor recreational opportunities.  These persons may not be as supportive of mining as are some of the longer term local residents.   Secondly, the Continental Divide National Hiking Trail that stretches from the Mexican to the Canadian border passes through the property.  There are not many users, but those that come through or who hope to hike the trail at some time can be expected to oppose any new mining operations in the path or vicinity of the route.

B.  Permitting:

Permits must be obtained from regulatory authorities for any exploration or mining activities that disturb the land, or which may impact other beneficial land or resource uses.  Once the mining is completed, the terrain must be rehabilitated as close as possible to its original state.   All work is expected to be done to the best standards of international practices with respect to the environment.  Nevertheless, mining is important to New Mexico’s economy and there is little opposition to exploration and mining activities in remote areas that are done well.

XXV. Interpretation and Conclusions:

The Neglected property has been explored to only relatively shallow depths (maximum 150 feet or 46 meters below the surface), and has not been extensively drilled or subjected to modern deep-penetrating geochemical and geophysical exploration techniques developed in the past 60 years.

The geology of the Neglected property consists of a Precambrian basement cut by generally east-west trending swarms of pegmatite, diabase, dolerite, diorite, lamprophyre, and dacite dikes, followed by an episode of rhyolite dike swarms and related lenticular plugs that commonly followed the same fault structures, resulting in complex, often braided composite dikes.  (Small pegmatite dikes and some of the mafic dikes are deemed to be of Precambrian age, but most mafic dikes appear to belong to the same structural regime of the younger, albeit pre-Tyrone felsic intrusives of Early Laramide age.)  Hypogene gold-silver-copper mineralization occurs in quartz vein/breccia bodies that are penecontemporaneous with these dikes.  These events were followed by an episode of holocrystalline intrusives of quartz monzonite composition, one of which hosts the nearby Tyrone orebody.  Hypogene mineralization on the property can be related to the two post-batholith Laramide igneous events mentioned above.  Exotic oxide mineralization can be attributed to a Late Tertiary basin and range faulting event during which time the hypogene mineralization was subject to substantial modification by supergene processes involving weathering and commensurate secondary enrichment and dispersal of copper.   (Downward percolation of copper-bearing groundwater resulted in supergene enriched ore bodies at Tyrone, whereas dispersal of the same weathering-related copper in groundwater is deemed to have resulted in the formation of exotic copper deposits within fault structures on the Neglected property.)

The several styles of mineralization in the Burro Mountains Mining District are controlled by resurgent and new fault structures of various ages, and include the following genetic types, in order of age, oldest to youngest:

·

Low sulphidation epigenetic “quartz-sulfide gold ± copper”veins,

·

Hypogene“porphyry copper deposits”, and

·

Secondary “oxide copper”mineralization, mostly re-concentrated as blankets of supergene enriched copper above hypogene mineralization (at Tyrone), but in part also carried away to form “exotic”copper deposits near Tyrone, and on the Copeland and Neglected properties.

The geology of the Neglected property is not conducive to either hypogene or supergene-enriched porphyry copper scale mineralization, but excellent opportunities exist on the property with respect to the other two types.  Low sulphidation quartz-sulfide gold ± copper deposits are intrusive-related and tend to form at deeper crustal levels than classical epithermal deposits.  Exotic deposits form near the surface in gravel layers and/or unconsolidated fault structures by precipitation of copper oxides, carbonates, and hydrous silicates (collectively known as “oxide”ore) from solutions derived from the weathering of nearby hypogene copper deposits.

The mineralization on Soloro’s property is associated with a cymoidal vein/fault structure at least five miles (eight kilometers) long within which there are two major styles of mineralization that can be separated in time and space.  They include the southwestern half where older quartz-sulfide vein mineralization is hosted by composite Laramide dikes, and a younger northeast half where the mineralization occurs within a major Late Tertiary district scale structure known as the Sprouse-Copeland Fault.

The southwestern vein structure incorporates the east-west-trending Barnett, Wild Irishman, Neglected and Moneymaker prospects, and similar mineralization occurs on a possible conjugate structure that passes through the Russell, Trench, and Uncle Jimmy Thwaits prospects.  The veins demonstrate multiple stages of silicification and brecciation and comprise massive to brecciated to anastomosing network structures a few feet to as much as 30 feet (nine meters) wide. The quartz veins are penecontemporaneous with vertical to steeply south-dipping composite mafic to felsic dikes and form bold outcrops as much as 200 feet (60 meters) higher than the nearby terrain.   Two major stages of silicification and mineralization are apparent. An early barren stage is characterized by bands, networks, and pervasive impregnations of fine specular hematite that commonly occurs in the highest vein outcrops.  Samples from lower elevations and from workings deeper in the system contain gold associated with pods and disseminations of chalcopyrite, chalcocite, and covellite, plus some pyrite, galena, and unidentified grey sulfosalt minerals.  Greater than a percent each of copper and lead and as much as five grams of gold and more than 150 grams of silver was found in one dump sample from the deepest workings.  Important fluorite deposits were mined along strike of the Neglected Mine, to the east, at the Moneymaker Mine, and likely represent a high-level manifestation of deeper gold-copper mineralization.  Surface outcrop expressions of underlying gold-copper mineralization consist of networks, fracture-controlled films, pods and dusty impregnations of limonite and neotocite and/or manganese oxides.

The general geology of the northeast half of the property is similar to that of the southwestern half, but the mineralization differs in its structural setting, and in being relatively enriched in a younger stage of relatively copper-rich minerals.  Gold is conspicuously absent.  The fault structure that controls oxide mineralization in the northeast part of the property is as much as ten feet (three meters) wide and clearly cuts across Precambrian and/or Laramide composite dike swarms at the Roadside, Sprouse, and Copeland prospects, as well as across the Tyrone quartz monzonite laccolith where these types of dikes are absent.  The fault-controlled mineralization at all three prospects incorporates some hypogene quartz-sulfide mineralization from the earlier east-west trending composite dikes, but in the main is composed of films of secondary neotocite and subordinate copper carbonates (malachite and azurite).  The mineralization is interpreted as “oxide copper”mineralization of exotic origin, likely related in time, if not space, with the development of the Eocene and Late Tertiary supergene enriched and exotic copper ore bodies at Tyrone.   Specimens of exotic copper mineralization collected by the writer on the Neglected property generally contained between 300 and 800 ppm copper.

The relatively narrow and steeply dipping style of the quartz-sulfide mineralization has two important exploration implications.  Firstly, following surface targeting studies, exploration will largely be dependent upon the drilling of numerous angled diamond drill holes.  Secondly, all anticipated mineralization will have to be of sufficiently high grade and dimensions to support an underground mining operation.

Quartz-sulfide quartz breccia veins on the Neglected property have excellent potential of hosting important gold-silver-copper deposits and should be explored further by surface geological, geochemical and geophysical studies, followed by trenching and diamond drilling.  The exotic oxide copper mineralization in the northeastern half of the property is of lower grade and is less well understood than the quartz-sulfide mineralization in the southwestern part of the property, and its potential would benefit from appropriate surface studies, as well as trench sampling, but drilling is not recommended at this time.  Similarly, the exposed quartz-sulfide vein type mineralization in the northeastern part of the property at the Hop Williams, Roadside and Sprouse Mines is much narrower and less well developed than the quartz-sulfide mineralization in the Wild Irishman-Moneymaker interval to the south, so drilling such targets is not recommended as a first phase exploration activity.

The Neglected property is considered to be an early stage exploration project, and there is insufficient data available to assign any class of reserves or resources to mineralization encountered on the property.

The property is easily accessible in an area with a strong mining heritage, an excellent mining infrastructure, and is in a jurisdiction which supports and encourages mining.

54

XXVI. Recommendations and Budget:

A.  Recommendations:

The Neglected property is inadequately explored and the extent, distribution and quality of bedrock mineralization are not well known.  Nevertheless, Soloro’s work to date has determined that primary gold-silver-copper mineralization is associated with topographically prominent steeply south to southeast-dipping quartz-sulfide veins and stockworks in propylitic altered intrusive rocks.  The mineralization is of a type that should be responsive to geochemical and geophysical exploration techniques.  Successful exploration will require a carefully integrated approach involving detailed geological mapping, rock-chip and possibly some soil geochemistry in covered areas, and judicious ground-based IP surveys in prioritized target areas, followed by extensive trenching and substantial diamond drilling of prioritized targets developed by the surface works.

The status of surrounding lands should be verified, in the expectation that Soloro’s ongoing exploration program will be successful, and that more land may be needed to protect the company’s interests.

Specific cost items for a Phase I exploration program are outlined in the following section

B.  Proposed Budget:

The following detailed budget, in US dollars, is for Soloro’s phase one exploration of the Neglected property.  It is broken down by component and function (e.g., drilling costs include support, analyses, geologist and helper, storage, etc.) according to current costs.  The program is anticipated to start with the current field season, this summer, with expected completion of field work and drilling programs by the end of 2014.  Funding estimates have not been made for successive exploration phases, the scope and magnitudes of which will be contingent upon findings of the exploration program proposed here:

Property:

.....State licenses, leases, taxes and permits ……………………………….  10,000

.....Annual claim maintenance fees …………...………....…........….  13,000

.....New claims ………………………………………...…………………..    5,000

.....Surety bond ……………….………………….…………….…………..  30,000

Technical Surveys and Studies:

.....Archeological survey …………………………..………........…..…….  12,000

.....IP geophysical surveys (8 line miles [12km]) ……….....…..…………  60,000

.....Geological mapping …………………………………………………...  20,000

.....Continued geochemical surveys ………………………………………  20,000

.....Roads, and drill sites ………………..………...……...….…....  22,000

.....Trenches ……………………………………………………………….  25,000

.....Diamond drilling (6,000 feet) …..………………………....…… 480,000

Logistics:

..... Vehicle lease and operation...................................................................... 20,000

..... Tools and equipment.................................................................................. 5,000

..... Expendable field supplies........................................................................... 6,000

..... Sample handling and storage.................................................................... 10,000

..... Travel........................................................................................................ 20,000

Labor:

..... Professional staff, consultants and contractors …………………..……. 50,000

..... Casual labor.............................................................................................. 10,000

..... Office support................................................................ ............................ 8,000

Office:

..... Rent............................................................................................................ 6,000

..... Office supplies........................................................................................... 1,000

..... Power and telephone service..............................................,......... 10,000

Administration:

..... Supervision  …………………………………………..……………….  25,000

..... Accounting ………………… ………………...………………………..  10,000

..... Public relations ……           .....……....….......…..……....…… 10,000

..... General and administrative...................................................................... 15,000

                                                                                                                      903,000

Contingency:

..... 15% ……………………............................................…......…....……  135,000

                               .....Total ……………….……….. $1,028,000

55

XXVII. References

American Geological institute (AGI), 1989, Abundance of the Elements, AGI Data Sheet 57.1, from Brian Mason and Carleton Moore, Principles of Geochemistry, 4th edition, 1982,  John Wiley & Sons, publishers.

Balma, D.L., 1960, Geology of the Knight Peak Area, Grant County, New Mexico.   State Bureau of Mines and Mineral Resources, Bulletin 70, 39 p.

Burger, Byron R., Robert A. Ayuso, Jeffrey C. Wynn, and Robert R. Seal, 2008, Preliminary model of porphyry copper deposits, U.S. Geological Survey open file report OF 2008-1321, 62 p.

Chavez William X, Jr., April, 2000, Supergene oxidation of copper deposits: Zoning and distribution of copper oxide minerals. SEG Newsletter, No. 41, text 13 p.

Corbett, Greg J., and Terry M. Leach, 1998, Southwest Pacific Rim Gold-Copper Systems: Structure, Alteration, and Mineralization, SEG Special Publication Number 6, Society of Economic Geologists.

Corbett, Gregg, 2005, Epithermal Au-Ag deposit types –implications for exploration, http://corbetgeology.com/corbett_proexpl_2005.pdf

Cox, Dennis P., and Donald A. Singer, 1986, Mineral Deposit Models, U.S. Geological Survey Bulletin 1963, Model 22c, p. 125-129.

Dale, V.B., and W.A. McKinney, 1959, Tungsten deposits of New Mexico.  US Bureau of Mines, Report of Investigations 5517, 72 p.

Einaudi, Marco T., Jefrey W. Hedenquist, and E. Ezra Inan, 2003, Sulfidation State of Fluids in Active and Extinct Hydrothermal Systems: Transitions from Porphyry to Epithermal Environments.  Society of Economic Geologists, Special Publication 10, p. 285-313.

Duhamel, Jonathon E., Sterling S. Cook, and Joseph Kolessar, 1995, Geology of the Tyrone porphyry copper deposit, New Mexico, in Porphyry Copper Deposits of the Southern Cordillera, Arizona Geological Society Digest 20, editors Frances Wahl

Pierce and John  G. Bolm, p. 464-472.

Gillerman, E., 1964, Mineral deposits of Western Grant County, New Mexico,  New Mexico Bureau of Mines and Mineral Resources, Bulletin 83, 213 p.

Gillerman, E., 1970, Mineral deposits and structural pattern of the Big Burro Mountains, New Mexico.  New Mexico Geological Society, Guidebook 21.

Gustafson, L.B., and J.P. Hunt, 1975, The porphyry copper deposit at El Salvador, Chile, Economic Geology, v. 90, p. 857-912.

Hedlund, D.C. 1978a, Geologic Map of the Wind Mountain Quadrangle, Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1031, scale 1:24,000.

Hedlund, D.C. 1978b, Geologic Map of the Gold Hill Quadrangle, Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1035, scale 1:24,000.

Hedlund, D.C. 1978c, Geologic Map of the Tyrone Quadrangle, Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1037, scale 1:24,000.

Hedlund, D.C. 1978d, Geologic Map of the C-Bar Ranch Quadrangle, Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1039, scale 1:24,000.

Hedlund, D.C. 1978e, Geologic Map of the Burro Peak Quadrangle, Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1040, scale 1:24,000.

Hedlund, D.C. 1978f, Geologic Map of the White Signal Quadrangle , Grant County, New Mexico.  USGS Miscellaneous Field Studies MMF-1031, scale 1:24,000.

Hewitt, C.H., Geology and mineral deposits of the Northern Big Burro Mountains-Red Rock area, New Mexico.  State Bureau of Mines and Mineral Resources, Bulletin 60, 151 p.

Kelley, Shari A., 2012, Tyrone Mine, http://geoinfo.nmt/tour/landmarks/tyronemine/home.htm

Kolessar, J., 1970, Geology and copper deposits of the Tyrone district: New Mexico Geological Society Guidebook, p. 127-132.

Kolessar, Joseph, 1982, The Tyrone copper deposit, p. 327-333, in Advances in Geology of the Porphyry Copper Deposits, Southwestern North America, Spencer R. Titley, editor, University of Arizona Press, Tucson, Arizona.

Lindgren, W., L.C. Graton, and C.H. Gordon, 1910, The ore deposits of New Mexico.  USGS professional Paper 68, 361 p.

McLemore, Virginia T., 1996, Copper in New Mexico, in New Mexico Geology, Vol. 18, No. 2, 12p.

McLemore, Virginia T., David D. Sutphin, Daniel R. Hack, and Tim C. Pease, 1996, Mining history and mineral resources of the Mimbres  resource area, Don´a Ana, Luna, Hidalgo, and Grant counties, New Mexico, New Mexico Bureau of Mines and

Mineral Resources, Open File Report OF-424, p.160-165.

North, Robert M., and Virginia T. McLemore, 1986, Silver and gold occurrences in New Mexico, New Mexico Bureau of Mines and Natural Resources, Resource Map 15, 32 p.

Paige, S., 1922, Copper deposits of the Tyrone district, New Mexico.  USGS Professional Paper 22, 55 p.

Richter, D.H., and V.A. Lawrence, 1983, Mineral deposit map of the Silver City 1° X 2quadrangle, New Mexico and Arizona.  USGS Miscellaneous Investigations Series Map 1-1310-B, scale1:250,000

Rothrock, Howard E., C.H. Johnson, and A.D. Hahn, 1946, Fluorspar Resources of New Mexico, New Mexico Bureau of Mines and mineral resources, Bulletin 21, p. 74.

Sillitoe, R.H., 1993, Epithermal Models: Genetic Types, Geometrical Controls and Shallow Features.  In Mineral Deposit Modeling, GAC Special Paper 40, p. 403-417.

Simmons, Stuart F., Noel C. White, and David A. John, 2005, Geological Characteristics of Epithermal Precious and Base Metal Deposits, Society of Economic Geologists, Inc., Economic Geology 100th Anniversary Volume, pp. 485-522.

Skyline Laboratories Inc., 2013, Schedule of services and fees, www.skylinelabs.com.,10 p.

Wilson, Brant, 2003, Leached capping of the Dos Pobres orebody, Department of Geosciences, University of Arizona, abstract, 1 p.

56

Appendix I

NEGLECTED PROPERTY, LIST OF CLAIMS.

The property consists of those certain unpatented lode mining claims situated in Sections 8, 17, 18, 19, 20, and 30, Township 20 South, Range 15 East, NMPM, and Sections 24, 25, and 26, Township 20 South, Range 16 West, NMPM, Grant County, New Mexico, the names of which and the place of record of the location notices thereof in the official records of the county recorder and the authorized office of the Bureau of Land Management are as follows:

*Duplicate Claim Names

Name of Claim	Location Date	County Records Book Page	BLM Serial # NM MC
Neglected 1	10-20-2012	247/4931	194184
Neglected 2	10-20-2012	247/4932	194185
Neglected 3	10-20-2012	247/4933	194186
Neglected 4	10-20-2012	247/4934	194187
Neglected 5	10-20-2012	247/4935	194188
Neglected 6	10-20-2012	247/4936	194189
Neglected 7	10-20-2012	247/4937	194190
Neglected 8	10-20-2012	247/4938	194191
Neglected 9	10-20-2012	247/4939	194192
Neglected 10	10-20-2012	247/4940	194193
Neglected 11	10-20-2012	247/4941	194194
Neglected 12	10-20-2012	247/4942	194195
Neglected 13	10-20-2012	247/4943	194196
Neglected 14	10-20-2012	247/4944	194197
Neglected 15	10-20-2012	247/4945	194198
Neglected 16	10-20-2012	247/4946	194199
Neglected 17	11-30-2012	247/5371	194514
Neglected 18	11-30-2012	247/5372	194515
Neglected 19	11-30-2012	247/5373	194516
Neglected 20	11-30-2012	247/5374	194517
Neglected 21	11-30-2012	247/5375	194518
Neglected 22	11-30-2012	247/5376	194519
Neglected 23	11-30-2012	247/5377	194520
Neglected 24	11-30-2012	247/5378	194521
Neglected 25	11-30-2012	247/5379	194522
Neglected 26	11-30-2012	247/5380	194523
Neglected 27	11-30-2012	247/5381	194524
Neglected 28	11-30-2012	247/5382	194525
Neglected 29	11-30-2012	247/5383	194526
Neglected 30	11-30-2012	247/5384	194527
Neglected 31	11-30-2012	247/5385	194528
Neglected 32	11-30-2012	247/5386	194529
Neglected 33	11-30-2012	247/5387	194530
Neglected 34	11-30-2012	247/5388	194531

57

Name of Claim	Location Date	County Records Book Page	BLM Serial # NM MC
Neglected 35	11-30-2012	247/5389	194532
Neglected 36	11-30-2012	247/5390	194533
Neglected 37	11-30-2012	247/5391	194534
Neglected 38	11-30-2012	247/5392	194535
Neglected 39	11-30-2012	247/5393	194536
Neglected 40	11-30-2012	247/5394	194537
Neglected 41	11-30-2012	247/5395	194538
Neglected 42	11-30-2012	247/5396	194539
Neglected 43	11-30-2012	247/5397	194540
Neglected 44	11-30-2012	247/5398	194541
Neglected 45	11-30-2012	247/5399	194542
Neglected 46	11-30-2012	247/5400	194543
Neglected 47	11-30-2012	247/5401	194544
Neglected 48	11-30-2012	247/5402	194545
Neglected 49	12-02-2012	247/5403	194546
Neglected 50	12-02-2012	247/5404	194547
Neglected 51	12-02-2012	247/5405	194548
Neglected 52	12-02-2012	247/5406	194549
Neglected 53	12-02-2012	247/5407	194550
Neglected 54	12-02-2012	247/5408	194551
Neglected 55*	12-02-2012	247/5409	194552*
Neglected 55*	12-02-2012	247/5410	194553*
Neglected 57	12-02-2012	247/5411	194554
Neglected 58	12-02-2012	247/5412	194555
Neglected 59	12-02-2012	247/5413	194556
Neglected 60	12-02-2012	247/5414	194557
Neglected 61	11-30-2012	247/5415	194558
Neglected 62	12-02-2012	247/5416	194559
Neglected 63	12-02-2012	247/5417	194560
Neglected 64	12-01-2012	247/5418	194561
Neglected 65	12-01-2012	247/5419	194562
Neglected 66	12-01-2012	247/5420	194563
Neglected 67	12-01-2012	247/5421	194564
Neglected 68	12-01-2012	247/5422	194565
Neglected 69	12-01-2012	247/5423	194566
Neglected 70	12-01-2012	247/5424	194567
Neglected 71	12-01-2012	247/5425	194568
Neglected 72	12-01-2012	247/5426	194569
Neglected 73	12-01-2012	247/5427	194570
Neglected 74	12-01-2012	247/5428	194571
Neglected 75	12-01-2012	247/5429	194572
Neglected 76	12-01-2012	247/5430	194573
Neglected 77	12-01-2012	247/5431	194574
Neglected 78	12-01-2012	247/5432	194575

58

Name of Claim	Location Date	County Records Book Page	BLM Serial # NM MC
Neglected 79	12-01-2012	247/5433	194576
Neglected 80	12-01-2012	247/5434	194577
Neglected 81	12-01-2012	247/5435	194578
Neglected 82	12-01-2012	247/5436	194579
Neglected 83	12-01-2012	247/5437	194580
Neglected 84	12-02-2012	247/5438	194581
Neglected 85	12-02-2012	247/5439	194582
Neglected 86	12-02-2012	247/5440	194583
Neglected 87	12-02-2012	247/5441	194584
Neglected 88	12-02-2012	247/5442	194585

59

Appendix II

Analysis Of 72 Rock Chip Samples

Page 1 of 4

Analyte	Au	Au	Ag	Al	As	Ba	Be	Bi	Ca	Cd	Ce	Co	Cr	Cs
Units	ppb	g/Mt	ppm	%	ppm	ppm	ppm	ppm	%	ppm	ppm	ppm	ppm	ppm
Limit	5	0.03	0.1	0.01	0.5	1	1	0.1	0.01	0.1	1	0.1	1	0.1
Package Code	FA-01	FA-02	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3
SAMPLE ID														
JL-001	18		0.3	1.18	0.9	175	<1	0.2	0.75	0.1	39	12.7	27	0.9
JL-002	5		0.1	1.16	0.9	227	<1	<0.1	0.94	<0.1	24	12.4	29	0.6
JL-003	6		<0.1	1.17	3.5	659	<1	0.7	0.4	<0.1	50	8.8	20	0.8
JL-004	<5		<0.1	1.23	3.7	418	<1	0.2	0.89	<0.1	49	8.4	25	0.5
JL-005	9		<0.1	1.06	5.2	385	<1	0.4	0.66	0.1	26	5.3	21	0.3
JL-006	<5		<0.1	1.32	5.7	896	<1	0.2	1.1	<0.1	37	7.6	17	0.5
JL-007	21		<0.1	0.54	3	518	<1	0.9	0.17	0.1	8	1.5	13	0.1
JL-008	448		0.3	2.01	1.3	220	<1	0.3	1.71	1.6	29	19.7	71	3.7
JL-009	18		<0.1	1.19	2.8	528	<1	1.1	1.37	0.2	27	12.2	11	0.5
JL-010	10		<0.1	1.89	1	43	<1	0.6	0.51	0.2	30	12.6	61	1.1
JL-011	<5		68.5	0.29	12.7	> 1000	<1	<0.1	0.09	0.5	43	1.5	3	3
JL-012	<5		0.7	2.62	3	327	<1	1	17.8	<0.1	9	4.7	11	4.3
JL-013	<5		1	0.83	3.4	> 1000	<1	1	0.68	0.2	24	8.8	12	3.4
JL-014	<5		0.2	1.26	3.2	345	<1	1.2	0.44	0.1	21	9.1	14	1.3
JN-015	<5		<0.1	0.53	<0.5	20	<1	0.2	0.9	0.2	6	8.5	13	0.2
JN-016	272		2.1	0.64	0.9	59	2	103	0.21	0.1	127	21.1	4	0.8
JN-017	975		0.6	2.05	0.6	30	<1	25.1	3.17	0.2	36	36	33	0.5
JN-018	6		0.1	0.16	<0.5	16	<1	0.4	0.06	<0.1	13	0.6	6	0.3
JN-019	1740		1.1	0.36	<0.5	47	<1	1	0.1	<0.1	23	3.4	3	0.4
JN-020	14		0.8	0.23	<0.5	27	<1	0.4	0.03	<0.1	11	1.4	4	0.3
JN-021	27		0.7	0.76	27.5	47	7	85.4	0.11	0.2	54	442	4	0.8
JN-022	7		<0.1	0.11	<0.5	11	<1	0.2	0.03	<0.1	36	0.6	4	0.1
JN-023	8		<0.1	0.08	<0.5	8	<1	<0.1	0.03	<0.1	28	0.5	11	<0.1
JN-024	<5		<0.1	0.28	<0.5	41	<1	<0.1	0.06	<0.1	57	2	5	0.4
JN-025	6		<0.1	0.06	<0.5	12	<1	<0.1	0.02	<0.1	5	0.3	4	0.1
JN-026	<5		<0.1	0.21	<0.5	60	<1	<0.1	0.05	<0.1	36	0.8	5	0.3
JN-027	6		<0.1	0.13	<0.5	18	<1	<0.1	0.05	<0.1	8	1	15	0.1
JN-028	<5		<0.1	0.11	<0.5	28	<1	<0.1	0.04	<0.1	35	0.5	5	0.1
JN-029	<5		<0.1	0.08	<0.5	13	<1	0.1	0.02	<0.1	41	0.5	4	0.1
JN-030	38		3.7	0.48	4.4	44	<1	65.2	0.35	0.3	44	6.3	16	0.4
JN-031	10		3.5	0.1	1.6	165	<1	5.2	0.02	<0.1	11	0.5	4	0.2
JN-032	6		0.3	0.3	<0.5	19	<1	4.4	0.05	<0.1	16	0.3	4	0.3
JN-033	25		0.4	0.1	<0.5	36	<1	0.5	0.01	0.1	20	1.2	5	0.2
JN-034	44		0.2	0.1	<0.5	21	<1	0.3	0.02	<0.1	11	0.9	5	0.3
JN-035	168		0.8	0.22	<0.5	42	<1	2.7	0.03	<0.1	39	0.4	4	0.3
JN-036	15		0.8	1.02	3.4	55	<1	4.4	0.29	0.9	35	6.1	48	1
JN-037	<5		0.3	0.16	<0.5	> 1000	<1	1.6	0.03	<0.1	17	0.9	7	0.2
JN-038	6		0.5	1.74	<0.5	> 1000	<1	1.7	0.2	1.1	35	15.6	66	0.9
JN-039	8		0.3	0.14	<0.5	> 1000	<1	1	0.04	0.2	12	1.1	7	0.3
JN-040	8		29.7	0.52	<0.5	127	<1	185	0.11	0.5	34	3	24	0.4
JN-041	7		14.8	0.74	<0.5	43	1	13.4	0.08	1.6	110	5	3	0.8
JN-042	11		14	0.24	<0.5	52	<1	17.5	0.03	0.7	15	2.1	5	0.4
JN-043	7		34.7	0.21	<0.5	37	<1	93.2	0.03	0.9	27	1.5	4	0.2
JN-044	17		3.9	3.15	1.9	139	9	9	0.93	0.1	49	32.7	181	4.3
JN-045	8		1.5	1.09	<0.5	50	2	8.9	0.42	<0.1	27	14.4	24	0.6
JN-046	8		0.4	0.29	<0.5	11	2	1.4	0.08	<0.1	6	7	12	0.1
JN-047	8		3.2	0.47	<0.5	24	<1	3	0.1	0.4	89	3.1	5	0.7
JN-048	14		4.1	0.53	<0.5	35	<1	6.4	1.69	1.4	45	4.6	5	0.4
JN-049	8		3.6	0.73	<0.5	18	<1	4.9	0.26	1.4	30	4.8	7	0.3
JN-050	34		7	0.77	5.1	790	4	1.7	0.09	4.1	136	13	5	4.3
JN-051	22		0.9	0.89	7.5	73	1	2.7	0.13	<0.1	24	28.1	12	0.6
JN-052	13		0.3	0.5	<0.5	91	<1	0.2	0.12	0.1	89	2.8	4	1.2
JN-053	8		0.3	0.52	<0.5	61	1	0.1	0.13	<0.1	104	3.2	4	3
JN-054	7		0.2	0.09	<0.5	6	<1	0.5	0.06	<0.1	22	0.6	6	0.1
JN-055	6		0.1	0.13	<0.5	12	<1	<0.1	0.07	<0.1	61	1	5	0.2
JN-056	<5		<0.1	0.1	<0.5	8	<1	<0.1	0.05	<0.1	22	0.9	5	0.2
JN-057	<5		<0.1	0.04	<0.5	5	<1	<0.1	<0.01	<0.1	5	0.2	5	0.1
JN-058	203		7.3	0.07	<0.5	23	<1	17.6	0.02	<0.1	5	0.8	5	0.2
JN-059	55		16.9	0.18	0.8	67	<1	45.1	0.02	0.1	12	1.7	5	0.4
JN-060	17		10.6	0.09	<0.5	76	<1	18.5	<0.01	<0.1	4	0.7	5	0.1
JN-061	<5		0.7	0.43	<0.5	179	<1	1.5	0.12	0.4	74	3.6	30	0.7
JN-062	5		0.7	0.28	<0.5	73	<1	2.3	0.03	0.2	24	3.6	9	0.4
JN-063	> 3000		> 150	0.06	0.7	102	<1	221	0.02	1.2	4	1.8	5	<0.1
JN-064	658		17.7	0.13	<0.5	596	<1	20	0.01	0.2	26	1.6	5	0.2
JN-065	1854		59.1	0.12	<0.5	232	<1	58.7	0.01	0.8	6	6.3	8	<0.1
JN-066	2648		42.5	0.05	<0.5	41	<1	59.4	<0.01	0.8	4	4.7	6	<0.1
JN-067	707		19.3	0.14	<0.5	88	<1	30	0.01	0.1	14	1.4	6	0.3
JN-068	22		1.7	0.29	<0.5	55	<1	1.5	0.04	0.1	12	2.4	11	0.1
JN-069	<5		1.2	0.14	<0.5	17	<1	2.1	0.03	0.1	12	1.3	6	<0.1
JN-070	<5		0.4	0.36	<0.5	73	<1	0.4	0.04	<0.1	44	1.3	4	0.3
JC-091	32		12.8	0.59	0.6	12	1	2.3	0.15	2.6	91	10	4	0.8
JC-092	10		4.3	0.78	2.3	12	1	0.6	9.68	8.8	179	9.1	5	0.4

60

Appendix II

Analysis Of 72 Rock Chip Samples

Page 2 of 4

Analyte	Cu	Fe	Ga	Ge	Hf	Hg	In	K	La	Li	Mg	Mn	Mo	Na	Nb
Units	ppm	%	ppm	ppm	ppm	ppm	ppm	%	ppm	ppm	%	ppm	ppm	%	ppm
Limit	0.1	0.01	1	0.1	0.1	0.005	0.01	0.01	1	0.1	0.01	1	0.1	0.01	0.1
Package Code	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3
SAMPLE ID															
JL-001	144	2.66	7	<0.1	0.3	0.546	0.05	0.17	18	10.9	1.22	515	4	0.14	0.2
JL-002	22.6	3.22	8	<0.1	0.3	0.368	0.02	0.21	11	6.7	0.86	324	2	0.17	0.7
JL-003	49.1	1.95	6	<0.1	0.1	0.273	<0.01	0.42	24	8.1	0.8	170	4.7	0.07	<0.1
JL-004	92.4	2.18	8	<0.1	<0.1	0.257	0.01	0.28	24	12.3	1.31	192	4.8	0.07	<0.1
JL-005	57.8	1.79	6	<0.1	<0.1	0.145	0.02	0.21	12	11.1	0.98	120	7.5	0.11	<0.1
JL-006	86	2.63	6	<0.1	<0.1	0.11	0.01	0.27	18	8.9	1.19	216	9.8	0.06	<0.1
JL-007	64.4	4.19	7	<0.1	0.1	0.237	0.02	0.03	4	6.2	0.04	153	9.1	0.04	<0.1
JL-008	5550	5.3	13	0.3	0.3	0.112	0.46	1.46	15	25.8	3.65	639	4.9	0.14	0.6
JL-009	100	2.16	4	<0.1	<0.1	0.087	0.02	0.37	13	8.6	0.51	236	4.4	0.05	<0.1
JL-010	70.2	3.39	10	<0.1	0.1	0.064	0.05	0.19	15	21.5	2.06	480	5.5	0.08	<0.1
JL-011	50.8	0.72	1	<0.1	<0.1	0.336	0.01	0.24	22	0.8	0.04	805	2.9	0.04	<0.1
JL-012	25.6	1.23	8	<0.1	0.3	0.031	0.04	1.03	4	4.4	0.33	135	3.9	0.28	0.2
JL-013	70.7	3.14	4	<0.1	<0.1	0.08	0.01	0.25	13	7.2	0.58	211	7.9	0.04	<0.1
JL-014	34.2	2.38	5	<0.1	<0.1	0.107	0.02	0.37	11	9.4	0.99	236	6.1	0.04	<0.1
JN-015	19.2	1.3	2	<0.1	0.2	0.059	0.02	0.03	4	1.3	0.19	267	2.3	0.05	0.4
JN-016	868	2.5	4	<0.1	<0.1	0.018	0.08	0.3	45	2.7	0.09	639	47.2	0.04	0.5
JN-017	507	5.68	7	<0.1	<0.1	0.034	0.07	0.25	17	21.3	0.96	1530	2.5	0.04	0.1
JN-018	5.1	0.94	<1	<0.1	<0.1	<0.005	0.03	0.02	7	0.6	0.02	55	1.3	0.07	0.4
JN-019	569	0.8	2	<0.1	0.2	0.012	0.06	0.28	11	1	0.03	415	1.1	0.05	0.4
JN-020	2600	0.54	<1	<0.1	<0.1	0.036	<0.01	0.17	6	0.8	0.02	171	0.9	0.05	0.5
JN-021	805	> 25.0	9	<0.1	<0.1	0.014	0.21	0.18	30	1.3	0.08	369	71.6	0.04	1
JN-022	11.8	0.6	<1	<0.1	<0.1	<0.005	0.01	0.03	16	0.3	<0.01	53	1.6	0.07	0.4
JN-023	3.8	0.97	<1	<0.1	<0.1	0.016	0.02	0.02	12	0.3	0.01	36	1.2	0.07	0.4
JN-024	3.2	1.2	2	<0.1	<0.1	<0.005	0.06	0.17	25	1.4	0.07	118	0.9	0.06	0.4
JN-025	2.3	0.38	<1	<0.1	<0.1	<0.005	<0.01	0.04	2	0.4	<0.01	54	0.7	0.04	<0.1
JN-026	3	0.58	1	<0.1	<0.1	0.041	0.02	0.18	17	0.7	0.02	88	1.3	0.04	0.4
JN-027	2.4	1.11	<1	<0.1	<0.1	0.021	0.02	0.03	4	0.9	0.04	81	0.9	0.06	0.2
JN-028	2.7	0.8	<1	<0.1	<0.1	<0.005	0.02	0.04	16	0.4	0.01	95	1.2	0.05	0.5
JN-029	1.9	7.45	2	<0.1	<0.1	0.024	0.04	0.03	19	0.3	<0.01	59	0.9	0.04	1.8
JN-030	473	1.63	4	<0.1	<0.1	<0.005	0.39	0.11	23	3.8	0.18	236	46.6	0.03	0.2
JN-031	51	1.14	<1	<0.1	<0.1	<0.005	0.16	0.09	6	0.3	<0.01	63	5.9	0.04	0.3
JN-032	3.5	0.38	1	<0.1	0.1	0.324	<0.01	0.25	8	0.5	0.02	110	1.5	0.07	0.3
JN-033	14	0.97	<1	<0.1	<0.1	0.273	<0.01	0.09	10	0.5	<0.01	86	9.7	0.03	<0.1
JN-034	7.5	0.6	<1	<0.1	<0.1	0.226	<0.01	0.07	5	0.7	0.01	89	7.4	0.03	0.1
JN-035	26.6	0.71	2	<0.1	<0.1	0.228	0.02	0.14	20	0.7	0.02	79	3.4	0.04	<0.1
JN-036	27.4	1.62	5	<0.1	<0.1	0.078	0.07	0.3	18	10.1	0.6	401	5.4	0.04	<0.1
JN-037	6.1	0.6	<1	<0.1	<0.1	0.089	0.01	0.07	8	1.9	0.03	102	1.6	0.03	0.1
JN-038	50.9	3.67	10	<0.1	<0.1	0.071	0.19	0.3	18	26	1.2	900	1.1	0.03	<0.1
JN-039	13.9	0.77	<1	<0.1	<0.1	0.034	0.01	0.06	6	1.2	0.03	94	1.2	0.03	<0.1
JN-040	832	1.4	3	<0.1	<0.1	0.112	0.28	0.17	17	3.8	0.22	544	60.2	0.04	0.2
JN-041	598	1.43	4	<0.1	<0.1	0.178	0.04	0.32	37	5.9	0.28	1500	3.1	0.04	<0.1
JN-042	301	0.85	1	<0.1	<0.1	0.178	0.05	0.11	11	1.6	0.07	838	67.1	0.03	<0.1
JN-043	483	0.51	1	<0.1	<0.1	0.147	1.23	0.18	11	0.3	0.01	177	2.6	0.04	<0.1
JN-044	1440	8.15	15	0.2	0.2	0.082	0.51	1.77	22	18.4	2.02	4630	4.7	0.04	0.3
JN-045	824	2.02	7	<0.1	<0.1	0.038	0.22	0.19	15	5.4	0.42	711	1.9	0.05	0.5
JN-046	67.9	8.84	4	<0.1	<0.1	0.032	0.03	0.06	3	2.5	0.16	205	1.9	0.04	1
JN-047	575	0.95	4	<0.1	<0.1	0.015	0.03	0.26	40	3	0.17	2010	61	0.04	0.2
JN-048	198	1.14	5	<0.1	<0.1	0.039	0.1	0.17	25	6.2	0.23	3130	150	0.04	0.1
JN-049	369	1.23	7	<0.1	<0.1	0.027	0.05	0.13	20	6	0.32	2520	90.4	0.06	<0.1
JN-050	457	6	4	<0.1	<0.1	0.051	1.85	0.35	46	10.2	0.07	> 10000	7.6	0.04	0.3
JN-051	74.5	4.67	4	<0.1	<0.1	0.022	0.15	0.17	13	9.4	0.35	1070	3.2	0.04	<0.1
JN-052	20.8	1.4	3	<0.1	<0.1	0.019	0.07	0.25	44	2.8	0.09	1320	3.2	0.05	0.6
JN-053	79	1.71	3	<0.1	<0.1	<0.005	0.1	0.3	50	2.2	0.12	623	3.7	0.04	0.4
JN-054	6.4	0.62	<1	<0.1	<0.1	0.008	0.01	0.03	10	0.4	0.02	85	1.9	0.06	0.2
JN-055	5.6	1.03	1	<0.1	<0.1	0.018	0.02	0.05	29	0.5	0.02	102	1	0.08	0.4
JN-056	6.7	0.75	<1	<0.1	<0.1	<0.005	0.05	0.04	9	0.6	0.03	114	0.6	0.05	0.3
JN-057	2.9	0.38	<1	<0.1	<0.1	0.037	<0.01	0.04	2	0.3	<0.01	41	0.6	0.03	<0.1
JN-058	59	0.66	<1	<0.1	<0.1	0.124	0.1	0.04	2	0.6	0.01	92	7.9	0.03	<0.1
JN-059	104	1.58	1	<0.1	<0.1	0.061	0.13	0.08	6	0.9	0.02	170	30.1	0.03	0.3
JN-060	34.9	0.56	<1	<0.1	<0.1	0.099	0.06	0.08	2	0.5	<0.01	109	19.8	0.03	<0.1
JN-061	48.9	8.47	3	<0.1	<0.1	0.058	0.3	0.28	36	1.7	0.08	348	1.8	0.03	2.5
JN-062	267	1.48	2	<0.1	<0.1	0.083	0.12	0.09	12	1.5	0.08	435	1.5	0.04	0.2
JN-063	> 10000	1.39	<1	<0.1	<0.1	0.209	0.55	0.04	2	0.4	<0.01	45	13.3	0.03	0.1
JN-064	2910	1.04	<1	<0.1	<0.1	0.179	0.16	0.12	13	0.5	<0.01	55	16.1	0.03	0.1
JN-065	6120	1.28	<1	<0.1	<0.1	0.178	0.44	0.09	3	0.6	0.01	54	8.5	0.03	<0.1
JN-066	4940	1.24	<1	<0.1	<0.1	0.086	0.44	0.04	2	0.4	<0.01	66	3.7	0.03	0.1
JN-067	1510	0.79	<1	<0.1	<0.1	0.023	0.13	0.06	7	0.5	0.03	77	3	0.04	<0.1
JN-068	513	1.12	1	<0.1	<0.1	0.036	0.05	0.07	6	1.6	0.1	211	0.9	0.06	<0.1
JN-069	278	0.6	<1	<0.1	<0.1	0.06	0.05	0.05	6	0.7	0.04	100	1.6	0.08	0.2
JN-070	86.3	1.87	2	<0.1	<0.1	0.032	0.05	0.25	20	0.9	0.04	167	0.9	0.04	1.2
JC-091	8100	1.57	3	<0.1	<0.1	0.026	0.4	0.13	41	8.8	0.15	625	> 1000	0.04	<0.1
JC-092	5040	1.63	8	0.1	0.1	0.005	0.18	0.07	87	13.2	0.47	2930	70.6	0.06	<0.1

61

Appendix II

Analysis Of 72 Rock Chip Samples

Page 3 of 4

Analyte	Ni	P	Pb	Rb	Re	S	Sb	Sc	Se	Sn	Sr	Ta	Te	Th	Ti
Units	ppm	%	ppm	ppm	ppb	%	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	%
Limit	0.1	0.001	0.1	0.1	5	0.05	0.1	0.1	0.5	0.1	1	0.1	0.1	0.1	0.005
Package Code	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3	TE-3
SAMPLE ID															
JL-001	28.5	0.107	6.6	10.8	<5	0.13	<0.1	4.4	0.8	0.7	70	<0.1	<0.1	9.8	0.174
JL-002	25.9	0.128	7.9	13.4	<5	0.12	<0.1	2.8	<0.5	0.5	64	<0.1	<0.1	4.9	0.247
JL-003	19.4	0.069	15	23.6	<5	0.17	0.1	2.9	<0.5	0.3	93	<0.1	0.2	12.4	0.018
JL-004	22.3	0.072	11	16.1	<5	0.14	<0.1	4.1	0.5	0.3	75	<0.1	0.1	12.6	0.041
JL-005	23.3	0.082	21.6	10.9	6	0.14	0.1	2.7	0.6	<0.1	126	<0.1	0.4	11.1	<0.005
JL-006	17.3	0.062	13.3	12.1	<5	0.19	0.1	2.1	0.9	<0.1	97	<0.1	0.2	8.8	<0.005
JL-007	3.4	0.133	14.1	1.3	<5	0.15	0.3	0.5	2.1	0.1	86	<0.1	0.3	1.8	<0.005
JL-008	53.6	0.161	38.1	142	6	0.14	0.1	9.1	<0.5	3.7	52	<0.1	0.4	4.3	0.472
JL-009	23.4	0.079	66.2	17.5	<5	0.14	0.1	1.9	0.6	0.3	112	<0.1	0.3	6.7	<0.005
JL-010	48.1	0.116	9.3	13	<5	0.12	0.1	6.5	<0.5	0.3	61	<0.1	0.2	4.3	0.064
JL-011	4.8	0.011	623	18.8	<5	0.11	3.7	0.7	<0.5	0.1	27	<0.1	<0.1	5.5	<0.005
JL-012	9.3	0.045	25	50.5	<5	0.18	2	4.9	1.7	0.2	63	<0.1	0.1	3	0.012
JL-013	17.7	0.046	47.4	17.3	<5	0.21	1.9	1.2	0.6	<0.1	103	<0.1	0.3	3.4	<0.005
JL-014	23.9	0.059	14.9	20.9	<5	0.07	0.2	1.8	<0.5	<0.1	42	<0.1	0.2	6.7	<0.005
JN-015	11.8	0.037	10.6	2.6	<5	0.08	0.2	3.3	<0.5	1.6	46	<0.1	<0.1	1.3	0.13
JN-016	6.8	0.031	135	26.2	<5	0.05	0.1	0.7	<0.5	0.3	8	<0.1	0.3	32.6	<0.005
JN-017	21.3	0.064	7.9	21.7	<5	1.03	<0.1	3.9	0.6	0.3	47	<0.1	<0.1	23.6	0.014
JN-018	2.7	0.013	3.7	3.2	<5	<0.05	<0.1	0.4	<0.5	0.5	7	<0.1	<0.1	8.3	0.02
JN-019	1.7	0.04	7.3	26.8	<5	<0.05	<0.1	0.2	<0.5	0.2	4	<0.1	<0.1	17	<0.005
JN-020	2	0.008	6.9	16.1	<5	<0.05	<0.1	0.2	<0.5	<0.1	3	<0.1	<0.1	39.5	<0.005
JN-021	52.3	0.078	56.7	16.9	<5	0.15	0.3	2	12	0.3	18	<0.1	1.8	14.3	0.009
JN-022	1.9	0.014	3.5	3.3	<5	<0.05	<0.1	0.3	<0.5	0.3	4	<0.1	<0.1	14	0.007
JN-023	2.8	0.015	4.4	2.1	<5	<0.05	<0.1	0.4	<0.5	0.5	5	<0.1	<0.1	10.3	0.021
JN-024	3.5	0.025	12.1	13.2	<5	0.05	<0.1	0.9	<0.5	0.4	9	<0.1	<0.1	35.9	0.01
JN-025	1.5	0.006	1.9	4.6	<5	<0.05	<0.1	0.1	<0.5	<0.1	2	<0.1	<0.1	1.8	<0.005
JN-026	3.2	0.015	5.5	18.6	<5	<0.05	<0.1	0.4	<0.5	0.3	6	<0.1	<0.1	22.6	<0.005
JN-027	5.5	0.021	3.8	2.9	<5	<0.05	<0.1	0.6	<0.5	0.3	6	<0.1	<0.1	2.2	0.023
JN-028	1.8	0.012	3.3	4.4	<5	<0.05	<0.1	0.3	0.6	0.5	5	<0.1	<0.1	8.4	0.009
JN-029	2.5	0.01	4	3	<5	0.06	0.1	1.6	<0.5	6.2	3	<0.1	<0.1	5.8	0.037
JN-030	7.5	0.032	110	13.9	17	0.21	0.4	1.6	<0.5	0.4	8	<0.1	1.3	2.6	<0.005
JN-031	2.3	0.015	149	7.9	<5	0.07	<0.1	0.2	<0.5	0.1	5	<0.1	0.5	5.9	<0.005
JN-032	1.2	0.006	15.2	19.5	<5	<0.05	<0.1	0.4	<0.5	0.1	6	<0.1	0.1	5.5	<0.005
JN-033	2.6	0.019	188	8.8	<5	<0.05	0.3	0.2	<0.5	0.1	4	<0.1	0.2	4.2	<0.005
JN-034	1.9	0.014	46.2	8.9	<5	<0.05	0.3	0.2	<0.5	<0.1	4	<0.1	0.1	2.4	<0.005
JN-035	1.6	0.025	102	18.1	<5	<0.05	0.1	0.2	0.7	<0.1	8	<0.1	0.1	16.2	<0.005
JN-036	15	0.081	79.2	26.8	<5	<0.05	0.4	2.8	<0.5	0.2	14	<0.1	0.2	13.5	<0.005
JN-037	2.1	0.024	83.1	7.3	<5	0.11	0.1	0.4	<0.5	<0.1	100	<0.1	0.1	3	<0.005
JN-038	24.3	0.137	140	19.9	<5	0.1	<0.1	4.4	<0.5	0.3	75	<0.1	0.1	5.2	<0.005
JN-039	2.6	0.02	50.6	5.8	<5	0.12	0.1	0.5	<0.5	<0.1	91	<0.1	0.1	2.9	<0.005
JN-040	12.8	0.046	804	17	<5	<0.05	<0.1	1.5	1.5	0.6	8	<0.1	10.2	8.3	<0.005
JN-041	2.9	0.024	1640	29.6	<5	<0.05	<0.1	0.6	<0.5	0.3	7	<0.1	1.5	35.8	<0.005
JN-042	2.8	0.02	1080	11.6	<5	<0.05	0.1	0.3	<0.5	0.2	4	<0.1	1.2	6.2	<0.005
JN-043	1.1	0.016	1370	15	<5	<0.05	<0.1	0.2	0.5	0.2	2	<0.1	6.4	6.3	<0.005
JN-044	61.5	0.217	23.7	334	<5	0.11	0.2	9.8	<0.5	2.6	39	<0.1	0.2	4.6	0.326
JN-045	13.5	0.047	10.7	33.6	<5	<0.05	<0.1	1.7	<0.5	3.5	41	<0.1	0.2	20.2	0.029
JN-046	14.6	0.014	6.5	8.6	<5	0.05	<0.1	0.7	<0.5	0.6	12	<0.1	<0.1	3.7	0.012
JN-047	2.1	0.031	225	26.8	<5	<0.05	<0.1	0.5	<0.5	0.2	6	<0.1	0.2	21.5	<0.005
JN-048	2.8	0.026	390	13.9	<5	0.08	<0.1	0.6	<0.5	0.2	54	<0.1	0.4	10	0.008
JN-049	3.9	0.05	644	11.6	<5	<0.05	<0.1	0.9	0.8	0.2	18	<0.1	0.2	9.6	0.007
JN-050	11.6	0.031	373	32.6	<5	<0.05	0.2	3	0.9	1	186	<0.1	<0.1	21.6	<0.005
JN-051	21.8	0.021	29.3	16.9	<5	0.19	0.1	1.6	<0.5	0.4	12	<0.1	0.2	13.2	<0.005
JN-052	2.8	0.032	7.4	30.7	<5	<0.05	<0.1	0.9	<0.5	0.7	10	<0.1	<0.1	26.5	0.022
JN-053	3.9	0.02	349	30.5	<5	<0.05	<0.1	0.5	<0.5	0.4	8	<0.1	0.1	37.3	<0.005
JN-054	1.5	0.008	22.4	3	<5	<0.05	<0.1	0.2	<0.5	0.2	3	<0.1	<0.1	5	<0.005
JN-055	2.7	0.017	40.8	5.1	<5	<0.05	<0.1	0.4	<0.5	0.6	5	<0.1	<0.1	17.1	0.012
JN-056	2	0.007	12	4.3	<5	<0.05	<0.1	0.4	<0.5	0.5	5	<0.1	<0.1	8	0.009
JN-057	1.7	0.005	3.4	4.3	<5	<0.05	<0.1	<0.1	<0.5	<0.1	<1	<0.1	<0.1	1.1	<0.005
JN-058	1.8	0.012	146	3.9	<5	<0.05	<0.1	0.2	<0.5	<0.1	3	<0.1	0.4	0.9	<0.005
JN-059	3.4	0.023	249	8	<5	<0.05	0.2	0.4	<0.5	0.2	4	<0.1	1.9	3.8	<0.005
JN-060	1.3	0.032	129	7.3	<5	<0.05	0.2	0.1	<0.5	<0.1	3	<0.1	0.7	0.8	<0.005
JN-061	7.2	0.06	35.3	26.4	<5	0.09	0.2	2.1	<0.5	2.9	12	<0.1	0.2	25.6	0.129
JN-062	6.4	0.028	114	6.2	<5	<0.05	<0.1	0.9	<0.5	0.2	5	<0.1	0.2	7.3	<0.005
JN-063	4.8	0.006	> 10000	3.3	<5	1.87	0.2	0.1	14.3	0.1	229	<0.1	4.8	1.1	<0.005
JN-064	2.7	0.007	5690	10.2	<5	0.43	0.2	0.2	2	0.1	12	<0.1	0.6	6	<0.005
JN-065	10.7	0.009	5810	8.3	<5	1.27	<0.1	0.4	4.3	0.1	10	<0.1	1	3	<0.005
JN-066	11.5	0.006	2730	3.4	<5	1.01	<0.1	0.1	2.8	0.1	3	<0.1	1.2	1.4	<0.005
JN-067	2.8	0.011	491	7.1	<5	0.19	<0.1	0.2	<0.5	<0.1	4	<0.1	0.9	5.2	<0.005
JN-068	5.5	0.024	517	6.7	<5	0.09	<0.1	0.5	0.6	0.1	6	<0.1	<0.1	2.8	<0.005
JN-069	2.8	0.013	157	3.6	<5	0.09	<0.1	0.3	<0.5	<0.1	4	<0.1	0.1	5.1	<0.005
JN-070	1.5	0.011	16.2	23	<5	<0.05	<0.1	0.6	<0.5	0.9	5	<0.1	<0.1	20.2	0.008
JC-091	3.5	0.025	3470	7.9	44	<0.05	0.3	0.7	4.8	0.7	9	<0.1	0.7	17	<0.005
JC-092	5.9	0.053	442	5.1	<5	0.11	0.1	2.6	1.6	2	261	<0.1	0.1	33.7	<0.005

Note, Appendix II is a list of all sample results received from Skyline Laboratories Inc. on June 5, 2013.  Samples JL-001 through JL-014 are from Soloro Gold’s Lordsburg property, and have no bearing on the geology and mineralization of the Neglected project

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